     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1998

                                                  REGISTRATION NO. 333-_____
                                                  REGISTRATION NO. 333-_____-01

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                      SERVICO, INC.                                                LODGIAN CAPITAL TRUST I
                      -------------                                                -----------------------
 (Exact name of registrant as specified in its charter)            (Exact name of registrant as specified in its charter)

                         FLORIDA                                                       DELAWARE
                         -------                                                       --------
(State or other jurisdiction of incorporation or organization   (State or other jurisdiction of incorporation or organization)

                       65-0350241                                                        NONE
                       ----------                                                        ----
          (I.R.S. Employer Identification No.)                               (I.R.S. Employer Identification No.)

                               1601 BELVEDERE ROAD
                         WEST PALM BEACH, FLORIDA 33406
                                 (561) 689-9970
    -------------------------------------------------------------------------
    (ADDRESS OF REGISTRANT'S AND CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES,
                               INCLUDING ZIP CODE)

                           ---------------------------

                DAVID BUDDEMEYER                                           WITH A COPY TO:
    CHIEF EXECUTIVE OFFICER - SERVICO, INC.                             ALISON W. MILLER, ESQ.
              1601 BELVEDERE ROAD                                        STEVEN D. RUBIN, ESQ.
         WEST PALM BEACH, FLORIDA 33406                             STEARNS WEAVER MILLER WEISSLER
                 (561) 689-9970                                       ALHADEFF & SITTERSON, P.A.
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING                   150 WEST FLAGLER STREET, SUITE 2200
        AREA CODE, OF AGENT FOR SERVICE)                                 MIAMI, FLORIDA 33130
                                                                             (305) 789-3200

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                 SALE TO THE PUBLIC: From time to time after the
                  effective date of the Registration Statement.

                           ---------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | | If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |_________________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |_________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================

                                                                               PROPOSED            PROPOSED
                                                                                MAXIMUM             MAXIMUM           AMOUNT OF
                      TITLE OF SECURITIES                      AMOUNT TO BE  OFFERING PRICE        AGGREGATE        REGISTRATION
                       TO BE REGISTERED                         REGISTERED      PER SHARE        OFFERING PRICE          FEE
--------------------------------------------------------------------------------------------------------------------------------
Convertible Redeemable Equity Structured Trust Securities       3,500,000       $21.50(1)      $75,250,000(1)(2)       $22,200
            (CRESTS) of Lodgian Capital Trust I
--------------------------------------------------------------------------------------------------------------------------------
   7% Convertible Junior Subordinated Debentures of Servico            --(3)        --(3)               --(3)               --
--------------------------------------------------------------------------------------------------------------------------------
Guarantee of CRESTS of Lodgian Capital Trust I by Servico, Inc.        --(4)        --(4)               --(4)               --
--------------------------------------------------------------------------------------------------------------------------------
        Common Stock, $.01 par value, of Servico, Inc.          8,170,050(5)        --(5)               --(5)               --
================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act based upon the average of the bid and ask price on October 13, 1998.
(2) Exclusive of accrued interest and distributions, if any.
(3) $175,000,000 in aggregate principal amount of 7% Convertible Junior Subordinated Debentures due 2010 (the "Convertible Debentures") of Servico, Inc. (the "Company") were issued and sold to Lodgian Capital Trust I (the "Trust") in connection with the issuance by the Trust of 3,500,000 of its 7% Convertible Redeemable Equity Structured Trust Securities (the "CRESTS"). The Convertible Debentures may be distributed, under certain circumstances, to the holders of the CRESTS for no additional consideration.
(4) Includes the rights of holders of the CRESTS under the CRESTS Guarantee. No separate consideration will be received for the CRESTS Guarantee.
(5) Such number of shares of common stock ("Common Stock") of the Company are issuable upon conversion of the CRESTS or the Convertible Debentures registered hereunder. This Registration Statement also covers such shares as may be issuable pursuant to anti-dilution adjustments.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MIGHT DETERMINE.

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
         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 15, 1998

                                   PROSPECTUS
                                3,500,000 SHARES

                             LODGIAN CAPITAL TRUST I

 7% CONVERTIBLE REDEEMABLE EQUITY STRUCTURED TRUST SECURITIESSM ("CRESTS(SM)")
                       (LIQUIDATION AMOUNT $50 PER CRESTS)

                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                    AND CONVERTIBLE INTO THE COMMON STOCK OF

                                  SERVICO, INC.

         This Prospectus relates to the offer and sale from time to time by certain holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Shareholders") of 7% Convertible Redeemable Equity Structured Securities (the "CRESTS") of Lodgian Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Issuer" or the "Trust"), and the shares of the common stock, par value $.01 per share ("Common Stock"), of Servico, Inc., a Florida corporation ("Servico" or the "Company"), issuable upon conversion of the CRESTS. The CRESTS represent undivided beneficial ownership interests in the Trust and the assets of the Trust. The CRESTS were issued and sold (the "Original Offering") on June 15, 1998 to the Initial Purchaser (as defined herein) and were simultaneously sold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchaser to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Company directly or indirectly owns all of the common securities issued by the Issuer (the "Common Securities" and together with the CRESTS, the "Trust Securities"). The Issuer was formed for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from the Company its 7% Convertible Debentures due 2010 (the "Convertible Debentures") having the terms described herein. The holders of CRESTS will have a preference with respect to cash distributions and amounts payable upon liquidation, redemption or otherwise over the holders of the Common Securities of the Issuer. The CRESTS are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. The Common Stock is listed under the symbol "SER" on the New York Stock Exchange ("NYSE"). On October 14, 1998, the last reported sale price of the Common Stock on the NYSE was $3.80078125 per share.

         The Selling Shareholders may from time to time offer and sell all or a portion of the CRESTS, the Convertible Debentures and the Common Stock issuable upon conversion of the CRESTS (the "Offered Securities") pursuant to this Prospectus. The Selling Shareholders may sell the Offered Securities from time to time directly to purchasers or, alternatively, through underwriters, broker-dealers or agents, in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. See "Plan of Distribution" and "Selling Shareholders." If required, the names of any other Selling Shareholders, agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). The Selling Shareholders will receive all of the proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Shareholders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT PROSPECTIVE INVESTORS SHOULD CONSIDER PRIOR TO AN INVESTMENT IN THE CRESTS.

----------------
"CONVERTIBLE REDEEMABLE EQUITY STRUCTURED TRUST SECURITIESSM" AND "CRESTSSM" ARE SERVICE MARKS OWNED BY NATIONSBANC MONTGOMERY SECURITIES LLC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is October ___, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC") under the Exchange Act. Such reports, proxy and information statements and other information filed by the Company with the SEC can be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy and information statements and other materials regarding issuers that file electronically with the SEC. This Web site can be accessed at http://www.sec.gov. Such reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules related thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC by the Company pursuant to the Exchange Act (File No. 1-11342) are incorporated herein by reference and made a part of this Prospectus:

         1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the SEC on March 31, 1998, as amended on Form 10-K/A filed with the SEC on June 8, 1998;

         2) the Definitive Joint Proxy Statement/Prospectus of the Company and Impac dated July 23, 1998, filed with the SEC on July 24, 1998;

         3) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, filed with the SEC on May 15, 1998;

         4) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, filed with the SEC on August 14, 1998;

         5) the Company's Current Report on Form 8-K dated March 20, 1998, filed with the SEC on June 9, 1998;

         6) the Company's Current Report on Form 8-K dated September 16, 1998, filed with the SEC on September 17, 1998; and

         7) the description of the Company's Common Stock contained in the Company's Form 8-A dated June 12, 1997, filed with the SEC on June 12. 1997.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all securities to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         Copies of all documents which are incorporated herein by reference (not including exhibits, unless such exhibits are specifically incorporated by reference in such documents) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of any such person,. Requests for such copies should be directed to Warren M. Knight, Vice President-Finance, Servico, Inc., 1601 Belvedere Road, West Palm Beach, Florida 33406, telephone: (561) 689-9970.

         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus or a Prospectus Supplement, in connection with the offering contemplated thereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus and a Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or a Prospectus Supplement, nor any sale made thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to such date.

                                     SUMMARY

         THE COMPANY AND THE TRUST PREPARED THIS SUMMARY TO COMPLY WITH THE "PLAIN ENGLISH" REQUIREMENTS OF THE SEC. IT HIGHLIGHTS SELECTED INFORMATION TO ASSIST YOU IN GETTING AN INITIAL OVERVIEW BUT DOES NOT CONTAIN ALL THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL THE TERMS OF THE OFFERED SECURITIES, READ CAREFULLY THE ENTIRE PROSPECTUS. THE FOLLOWING TERMS ARE USED IN THIS PROSPECTUS WHICH WE WOULD LIKE TO DEFINE: (I) THE "INDENTURE" MEANS THE INDENTURE, DATED AS OF JUNE 17, 1998, BETWEEN THE COMPANY AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), AS AMENDED AND SUPPLEMENTED BY THE SUPPLEMENTAL INDENTURE DATED AS OF JUNE 17, 1998 AND (II) THE "DECLARATION" MEANS THE AMENDED AND RESTATED DECLARATION OF TRUST RELATING TO THE TRUST AMONG THE COMPANY, AS SPONSOR, WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE") AND AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), AND THE REGULAR TRUSTEES NAMED THEREIN (COLLECTIVELY WITH THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE, THE "TRUSTEES"). EACH OF THE OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS HAS THE MEANING SET FORTH IN THE INDENTURE.

THE COMPANY

         Servico is one of the largest owners and operators of full-service hotels in the United States. Servico currently owns or manages 89 hotels containing approximately 17,937 rooms located in 24 states and Canada. Servico's hotels are primarily mid-sized properties, with an average of approximately 202 rooms per hotel, and are primarily located in secondary metropolitan markets. Servico's full-service hotels offer food and beverage services and meeting and banquet facilities. Servico's hotels include 76 wholly owned hotels, 11 partially owned hotels and two managed hotels. Fourteen of the hotels are subject to long-term ground or building leases. Substantially all of Servico's hotels are affiliated with nationally recognized hospitality franchises, including Holiday Inn, Crowne Plaza, Hilton, Omni, Radisson, Sheraton and Westin. Servico operates 59 hotels under franchise agreements with Holiday Inn, making Servico the second largest Holiday Inn franchisee in the United States.

         On July 22, 1998, Servico entered into an Amended and Restated Merger Agreement relating to a merger with Impac (the "Merger"), which was further amended on September 16, 1998. Impac is a private hotel ownership, management and development company which owns, manages or has under development, 55 hotels with approximately 9,287 rooms in 24 states. In connection with the proposed Merger, Servico shareholders, the unitholders of Impac and the shareholders of certain companies affiliated with Impac will become the owners of a combined company to be called Lodgian, Inc. ("Lodgian"). Upon completion of the Merger, Lodgian will own or manage approximately 140 hotels, including six hotels under development, with approximately 26,698 rooms in 35 states and Canada. Lodgian will be one of the largest independent, multi-brand owners and operators of hotels in the United States. The proposed Merger is expected to close in the fourth quarter of 1998, subject to customary conditions. The shareholders of Servico and the unitholders of Impac have approved the Merger. The Merger will be accounted for using the purchase method of accounting. See "The Impac/Servico Merger."

THE TRUST

         The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"). The Trust used the proceeds derived from the issuance of the CRESTS to purchase the Convertible Debentures. The assets of the Trust consist solely of the Convertible Debentures; thus, payments under the Convertible Debentures will be the sole revenue of the Trust. The Trust was formed for the exclusive purpose of (i) issuing and selling the Trust Securities representing a beneficial ownership in the Trust, (ii) investing the gross proceeds from such sales in the Convertible Debentures and
(iii) engaging in only those other activities necessary or incidental thereto.

         The principal executive office of the Company and the Trust is located at 1601 Belvedere Road, West Palm Beach, Florida 33406, telephone: (561) 689-9970.

SUMMARY TERMS OF THE OFFERED SECURITIES

CRESTS and Common
 Securities Generally...........   The CRESTS represent undivided beneficial
                                   ownership interests in the Trust. The Company owns all of the Common Securities of the Trust. The Common Securities and the CRESTS rank equally and payments are made on each pro rata; however, in certain circumstances
                                   (e.g., a default with respect to the
                                   Convertible Debentures), the holders of the CRESTS are entitled to be paid distributions on the CRESTS and other payments in the event the CRESTS are redeemed or the Trust is liquidated prior to any similar payments on the Common Securities of the Trust. See
                                   "Description of the CRESTS -- Subordination of Common Securities."

Distributions on CRESTS.........   The holders of the CRESTS receive
                                   distributions on the CRESTS at a fixed annual rate of $3.50 per CRESTS, subject to increase if certain events occur. Distributions are paid quarterly on each March 31, June 30, September 30 and December 31 of each year.
                                   Payment of distributions began on September
                                   30, 1998. The distribution rate and payment dates for the CRESTS correspond to the interest rate and payment dates on the Convertible Debentures, which are the sole assets of the Trust. See "Description of the CRESTS -- Distributions."

Convertible Debentures..........   The Trust invested the proceeds from the sale
                                   of the CRESTS into an equivalent amount of Convertible Debentures of the Company. The
                                   Convertible Debentures will mature on June
                                   30, 2010, unless previously redeemed. In the event the Merger is completed, Lodgian will guarantee the payments of the principal and interest on the Convertible Debentures.

                                   The Convertible Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "Risk Factors - Risks Relating to the CRESTS - Ranking of Subordinated Obligations Under the Guarantee and the Convertible Debentures" and "Description of the Convertible Debentures - Subordination."

Conversion into Common Stock....   The CRESTS are convertible, at the option of
                                   the holders, into shares of Common Stock at a price equal to $21.42 per share of Common
                                   Stock (or 2.3343 shares of Common Stock per
                                   CRESTS). The conversion price and ratio are subject to adjustment upon certain events. A holder's right to convert the CRESTS terminates on June 28, 2010 or two days prior to the date the Trust redeems the CRESTS
                                   (unless the Property Trustee defaults in making such redemption payments). If the Merger is completed, each CRESTS will become convertible into shares of Lodgian common stock at the same price, on the same terms and subject to the same adjustments described herein. On October 14, 1998, the last reported sale price of Common Stock on the NYSE was $3.80078125 per share. See
                                   "Description of the CRESTS - Conversion
                                   Rights."

Redemption......................   The CRESTS will be redeemed upon repayment of
                                   the Convertible Debentures on June 30, 2010 or their earlier redemption, in a liquidation amount equal to the principal amount of the related Convertible Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such Convertible Debentures plus accumulated and unpaid distributions to the date of redemption. The Company has the option to redeem the Convertible Debentures in whole or in part for cash on and after July 3, 2002 at a price through July 27, 2003 equal to 104.2% of the aggregate principal amount of the Convertible Debentures to be redeemed and declining annually to 100% on June 30, 2008, plus accrued and unpaid interest to the redemption date. The Company may only exercise this option if the redemption price
                                   (excluding any accrued and unpaid interest) is paid solely out of the sale proceeds from equity securities of the Company.

                                   The Company has the option to redeem the Convertible Debentures in whole or in part for cash on and after July 3, 2002 at a price equal to 100% of the aggregate principal amount of the Convertible Debentures to be redeemed (together with accrued and unpaid interest). The Company may exercise this option by notice given on any date only if
                                   (1) for any 20 trading days within any 30 consecutive trading days ending on such notice date, the closing price of the Common Stock on the NYSE exceeds $25.71 per share (subject to adjustments in certain circumstances) and (2) on or prior to the date the notice of redemption is given, the Company has entered into an agreement with a nationally recognized investment banking firm to issue and sell at least the same number of shares of Common Stock as are issuable upon conversion of the unconverted Convertible Debentures. See "Description of the CRESTS -- Redemption" and "Description of the Convertible Debentures -- Optional Redemption."

Repurchase Upon Non-Completion
   of Merger....................   If the Merger Agreement is terminated or the
                                   Merger is not completed by December 31, 1998, holders of the CRESTS may require the Company to repurchase the Convertible Debentures for cash in an aggregate principal amount equal to the aggregate liquidation amount of the CRESTS that a holder elects to cause the Trust to repurchase, at a price equal to 101% of the aggregate principal amount of such repurchased Convertible Debentures (plus accrued and unpaid interest to the date of repurchase). See "Description of CRESTS -
                                   Repurchase at the Option of Holders Upon
                                   Non-Completion of Merger."

Guarantee.......................   The Company has guaranteed, to the extent the
                                   Trust has available funds, payments of
                                   distributions on the CRESTS and payments upon liquidation of the Trust or the redemption of the CRESTS. If the Company does not make principal or interest payments on the Convertible Debentures, the Trust will have insufficient funds to pay distributions due on the CRESTS, in which event the Guarantee will not apply to such distributions until the Trust has sufficient available funds. The
                                   Company's obligations under the Guarantee, taken together with its obligations under the Declaration, the Convertible Debentures and the Indenture are a full and unconditional guarantee of the Trust's obligations under the CRESTS. See "Relationship Among the
                                   CRESTS, the Convertible Debentures and the Guarantee - Full and Unconditional
                                   Guarantee." The Company's obligations to perform its obligations under the Guarantee are subordinate to all liabilities of the Company and rank equally with the most senior preferred stock which the Company may issue and with any guarantee which the Company may issue in respect of any preferred stock of any of its affiliates. See "Risk Factors
                                   -Risk Factors Relating to the CRESTS -
                                   Ranking of Subordinated Obligations Under the
                                   Guarantee and the Convertible Debentures" and "Descriptions of the Guarantee."

Right to Defer Interest.........   The Company may defer payments of interest on
                                   the Convertible Debentures by extending the interest payment period on the Convertible
                                   Debentures. During any extension period, interest on the Convertible Debentures will continue to accrue at the applicable annual rate, compounded quarterly. As a result of such an extension, distributions on the CRESTS would also be deferred by the Trust during such extended period; however, such distributions would continue to accumulate at the applicable annual rate, compounded quarterly. Prior to such extension period terminating, the Company may further defer payments of interest by extending the interest payment period. However, the total extension period (together with all extensions) may not exceed 20 consecutive quarterly periods or extend beyond June 30, 2010. Upon any extension period terminating and the Company paying all amounts due, the Company may select a new extension period, subject to the above requirements. If the Company defers its interest payments, then, subject to limited exceptions, it may not, and will not permit its subsidiaries to, (i) declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or (ii) pay any principal, interest or premium on, or repay, repurchase or redeem any of its debt securities or make any guarantee payment on any debt securities of its subsidiaries that are similarly ranked with or junior in interest to the Convertible
                                   Debentures. During any extension period, holders of the CRESTS will be required to continue to include their pro rata share of the stated interest in their gross income as original issue discount ("OID") for United
                                   States federal income tax purposes, prior to receiving cash payments attributable to such deferred interest. See "Description of the Convertible Debentures -- Option to Extend
                                   Interest Payment Period" and "Certain United
                                   States Federal Income Tax Consequences --
                                   Original Issue Discount."

Special Event...................   Current U.S. tax laws provide that the Trust
                                   is not subject to United States federal
                                   income tax with respect to income received or accrued on the Convertible Debentures, the Company can deduct the interest it pays on the Convertible Debentures and the Trust is not subject to more than a de minimis amount of other taxes or other governmental charges.
                                   Additionally, the Trust is not considered an "investment company" that is required to register under the Investment Company Act of 1940. Upon an unfavorable change in any of these laws (collectively, a "Special Event"), then the Company may, if certain conditions are met, dissolve the Trust and cause the Trust to distribute the Convertible
                                   Debentures in exchange for the CRESTS.
                                   Alternatively, the Company may redeem all the Convertible Debentures within 90 days following the occurrence of such Special
                                   Event for cash at a redemption price equal to 100% of the aggregate principal amount of the Convertible Debentures to be redeemed
                                   (together with accrued and unpaid interest to the redemption date), and cause a mandatory redemption of the CRESTS. See "Description of the CRESTS -- Redemption -- Special Event
                                   Distribution or Redemption of Convertible
                                   Debentures."

Liquidation of  the Trust.......   If the Trust liquidates, after satisfaction
                                   of the claims of the Trust's creditors, if any, the holders of the CRESTS will receive a liquidation amount of $50 per CRESTS (plus accumulated and unpaid distributions on such CRESTS to the date of payment). The Trust may elect to pay this $50 liquidation amount by distributing an equivalent amount of
                                   Convertible Debentures in exchange for the CRESTS as described above. If the Trust has insufficient assets available to pay the full liquidation amount, then the Trust will pay any available amounts on a pro rata basis to all the holders of the CRESTS. The holders of the Common Securities are entitled to receive distributions upon any such liquidation pro rata with the holders of the CRESTS, unless a default with respect to the Convertible
                                   Debentures occurs and is continuing. In that event, the CRESTS will have a priority over the Common Securities. See "Description of the CRESTS -- Liquidation Distribution Upon
                                   Dissolution."

Voting Rights...................   The holders of the CRESTS have limited voting
                                   rights and are not entitled to vote to
                                   appoint, remove or replace, or to increase or decrease the number of, the Trustees who conduct the Trust's business and affairs.
                                   Such voting rights are vested exclusively in the Company, as holder of the Common
                                   Securities of the Trust. See "Description of the CRESTS -- Voting Rights; Amendment of
                                   Declaration."

ERISA Matters...................   Generally, employee benefit plans that are
                                   subject to the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"), or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code
                                   ("Plans"), may purchase CRESTS, subject to the investing fiduciary's determination that the investment in CRESTS satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plans. See
                                   "ERISA Considerations."

Use of Proceeds.................   The Selling Shareholders will receive all of
                                   the proceeds from the sale of the Offered
                                   Securities. Neither the Company nor the
                                   Issuer will receive any proceeds from the sale of the Offered Securities. See "Use of Proceeds."

RISK FACTORS

         An investment in the CRESTS involves various risks, and investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment in the CRESTS.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain information included and incorporated by reference in this Prospectus may include "forward-looking" information, as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"), which is subject to risks and uncertainties. Forward-looking information is information other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes", "anticipates", "intends", or "expects". These forward-looking statements generally relate to the plans and objectives of the Company for future operations and are based upon management's reasonable estimate of future results or trends. Prospective purchasers of the CRESTS should note that many factors, some of which are discussed elsewhere in this document and in the documents that are incorporated by reference, could cause the actual results of the Company to differ materially from the anticipated results set forth in or contemplated by such forward-looking statements. You are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may affect the Company's operations, markets and services. Such factors include, among others, the following: general economic and business conditions, including changes in local real estate markets; changes in interest rates and in the availability, cost and terms of financing; rates of inflation and the performance of financial markets; changes in domestic and foreign laws, regulations and taxes; the significant levels of indebtedness of the Company and the Company's ability to service such indebtedness or to refinance such indebtedness and to satisfy the financial covenants required by outstanding indebtedness; integration of the operations of the Company and Impac in the proposed Merger, including the failure to realize synergies or the benefits from the transaction; competition; the loss of any franchises; availability of additional capital to support growth; construction and renovation cost overruns and delays; seasonal fluctuations; overbuilding in the hotel industry; a change in the level of tourism or business related travel; changes in business strategy or development plans; and other factors discussed under "Risk Factors" or elsewhere herein or in the documents incorporated by reference in this Prospectus. The Company does not undertake, and the Act specifically relieves the Company from, any obligation to update any forward-looking statements.

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW, IN ADDITION TO THE OTHER INFORMATION APPEARING IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IN ADDITION, BECAUSE HOLDERS OF THE CRESTS MAY RECEIVE CONVERTIBLE DEBENTURES IN EXCHANGE FOR THEIR CRESTS UPON LIQUIDATION OF THE TRUST, PROSPECTIVE PURCHASERS OF THE CRESTS ARE ALSO MAKING AN INVESTMENT DECISION WITH REGARD TO THE CONVERTIBLE DEBENTURES AND SHOULD CAREFULLY REVIEW ALL THE INFORMATION REGARDING THE CONVERTIBLE DEBENTURES CONTAINED HEREIN.

RISK FACTORS RELATING TO THE COMPANY

     SIGNIFICANT AMOUNT OF DEBT

         A significant number of the Company's hotels and properties are subject to mortgage financing, which at June 30, 1998, totaled approximately $281.4 million. At June 30, 1998, the Company's ratio of earnings to fixed charges was 1.97:1. The Company's leverage poses certain risks to future operations, including the risk that sufficient cash flow will not be generated to service the indebtedness; that additional financing or refinancing may be unavailable in the future; that, to the extent the Company is significantly more leveraged than its competitors, the Company may be placed at a competitive disadvantage; and that the ability to respond to market conditions and other factors may be adversely affected by such high level of debt. The Company's ability to service its debt will depend on its future performance, which, in turn, will largely depend on prevailing economic and competitive conditions and other specific factors, many of which are beyond its control.

     TERMS OF INDEBTEDNESS WHICH INCLUDE VARIABLE RATES AND PREPAYMENT PENALTIES

         The Company's indebtedness bears interest at both fixed and variable rates. To the extent that the Company has or incurs additional debt bearing interest at variable rates, economic conditions could result in increased debt service requirements and could reduce the amount of cash available for other corporate purposes.

     CROSS DEFAULTS AND CORPORATE GUARANTEES

         Approximately $125.8 million of the outstanding financing of the Company's subsidiaries is guaranteed by the Company, excluding amounts guaranteed from time to time in connection with the construction or renovation of hotels. Each of the Company's guarantees of mortgage financing generally provides for direct recourse by the lender without requiring the lender to seek recourse against either the applicable subsidiary or the hotel property securing the mortgage financing. As a consequence, if payments under mortgage financing guaranteed by the Company are not timely made, the Company may be required to make payments in accordance with its guarantees.

         Additionally, certain of the mortgages and related loan documents evidencing the indebtedness of the Company contain provisions which, among other things, cross-collateralize and cross-default each of the mortgages granted by the same borrower, prohibit or limit prepayment during certain early years, impose prepayment penalties during certain later years, restrict the ability to utilize the cash generated by the hotels if the hotels fail to meet certain financial covenants, and in certain events may accelerate the payment of each of the loans.

     NO LIMIT ON ADDITIONAL DEBT

         Neither the Company's Articles of Incorporation nor its Bylaws limits the amount of indebtedness that the Company may incur. Subject to limitations in its debt instruments, the Company may incur additional indebtedness in the future, including secured indebtedness and indebtedness for acquisitions, capital expenditures, renovations and other corporate purposes. Substantial indebtedness could increase the Company's vulnerability to general economic and lodging industry conditions (including increases in interest rates) and could limit the Company's ability to obtain additional financing in the future and to take advantage of significant business opportunities that may arise. All of the indebtedness is, and will likely continue to be, secured by mortgages on all, or substantially all, of the hotels, and by the equity of subsidiaries. The Company may not in the future be able to meet its debt service obligations and if it cannot, there is a risk of loss of some or all of its assets, including hotels, to foreclosure. Further, adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if additional capital is required to repay indebtedness in accordance with its terms or otherwise, it may be necessary to liquidate one or more investments in hotels at times which may not permit realization of the maximum return on such investments.

     RISKS ASSOCIATED WITH EXPANSION

         UNAVAILABILITY OF ADDITIONAL CAPITAL TO SUPPORT GROWTH. As part of the Company's business strategy, the Company intends to pursue continued growth through the identification, acquisition, repositioning and renovation of additional hotel properties. In order to pursue this strategy, the Company will be required to obtain additional capital in the future to meet its expansion plans. Capital may be raised by the issuance of additional equity or the incurrence of indebtedness. In addition, in appropriate situations, the Company may seek financing from other sources or enter into joint ventures and other collaborative arrangements in connection with the acquisition of hotel properties. The Company may not be successful in obtaining additional capital in a timely manner, on favorable terms or at all. Insufficient capital may cause the Company to delay, scale back or abandon some or all of its property acquisition plans or opportunities.

         COMPETITION FOR ACQUISITIONS. The Company will compete for the acquisition of hotels with numerous entities, some of which have greater financial resources or are less leveraged than the Company. The recent economic recovery in the lodging industry and the resulting increase in funds available for hotel acquisitions has attracted additional investors to enter the hotel acquisition market, which in turn has caused the cost of hotel acquisitions to increase and the number of attractive hotel acquisition opportunities to decrease. To successfully implement its growth strategy, the Company must be able to continue to successfully acquire hotels on attractive terms and to integrate the acquired hotels into its existing operations. The failure of the Company to consolidate the management and operations and integrate the systems and procedures of the acquired hotels into its operations in a timely and profitable manner could have a material adverse effect on the Company's business, financial condition or results of operations. There can be no assurance that the Company will be able to achieve operating results in its newly acquired hotels comparable to the historical performance of its hotels.

     DELAYS IN COMPLETION OR UNANTICIPATED COSTS ASSOCIATED WITH DEVELOPMENT AND RENOVATION OF PROPERTIES

         The Company is involved in the renovation and development of hotels as contemplated by its business plan or as may be required by its franchisors. The development and renovation of hotels involves all of the risks associated with the construction and renovation of real property, cost overruns and delays caused by required regulatory compliance, inclement weather, labor or material shortages and the unavailability of construction and permanent financing. Such risks also include delays or the inability to obtain necessary zoning, accessibility of utilities necessary to develop the property or expand operations, availability of permits, approvals, or licenses necessary to develop or renovate the property, as well as risks related to the expenses and delays associated with the abatement or removal of environmental wastes or hazards. Any unanticipated delays or expenses in connection with the development or renovation of hotels could have a material adverse effect on the Company's business, financial condition or results of operations.

     ILLIQUIDITY AND POSSIBLE DECLINES IN VALUE OF REAL ESTATE

         The Company is subject to varying degrees of risk generally incident to the ownership of real estate. These risks include, among other things, changes in national, regional and local economic conditions, changes in local real estate market conditions, changes in interest rates and in the availability, cost and terms of financing, the potential for uninsured casualty and other losses, the impact of present or future environmental legislation and adverse changes in zoning laws and other regulations. Many of these risks are beyond the control of the Company. In addition, real estate investments are relatively illiquid, resulting in a limited ability of such companies to vary their portfolio of hotels or motels in response to changes in economic and other conditions. The market value of any one of, or all of, the properties owned by the Company may decrease in the future. Moreover, there can be no assurance that the Company will be able to dispose of an investment when it finds dispositions advantageous or necessary or that the sales price of any disposition will recoup or exceed the amount of the Company's investment in its properties.

     LOSS OF FLEXIBILITY OF OWNERSHIP OF REAL ESTATE WITH OTHERS

         Ten of the hotels owned by the Company are owned in partnerships with other parties. The Company does not have sole control over decisions regarding sale and refinancing of these hotels. In addition, the Company's investments in these joint ventures may, under certain circumstances, involve risks not otherwise present in property ownership, including (i) the Company's partner in a joint venture may become bankrupt, (ii) buy/sell rights that exist with respect to certain of such hotels may result in the disposition of the property and (iii) the Company's partner may have economic or other business interests or goals that are inconsistent with the business interests or goals of the Company, and that such partner(s) may be in a position to veto actions in a manner which may be inconsistent with the Company's objectives or policies.

     LODGING INDUSTRY RISKS

         Risks generally inherent in investments in hotel facilities may cause operating results for hotels to vary more than for investments in other types of properties. These factors include the following:

         NO ASSURANCE OF PROFITABILITY. The Company is subject to risks generally incident to the lodging industry. Cash flow will vary based on seasonal fluctuations and individual property performance which in turn is impacted by changes in both general and local economic conditions. Further, periodic over-building in the hotel industry or over-building in a specific market; and competition from existing hotels, motels and recreational properties has and may in the future make it difficult to maintain hotel occupancy levels and room rates. Additionally, changes in levels of tourism or business-related travel and changes in travel patterns will impact hotel performance. Labor unavailability and disruptions could increase costs if significant in scope and could make it impossible to operate a hotel, which could result in a loss of a property's customer base. There is also a recurring need for renovation, refurbishment and improvement of hotel properties (including furniture, fixtures and equipment so as to attract customers and maintain franchises) and this results in a continuing need for funds available for this purpose. The operation of hotels also involves required compliance with governmental regulations which influence or determine wages, prices, interest rates, construction procedures and costs. Hotel operations could also be negatively impacted by losses due to personal injuries, fire, earthquake, collapse or structural defects and the application of health and beverage laws and other factors. Many of the factors which could impact operations are beyond the control of the Company. In addition, due to the level of fixed costs required to operate full-service hotels, certain significant expenditures necessary for the operation of hotels generally cannot be reduced when circumstances cause a reduction in revenue.

         COMPETITION FOR CUSTOMERS. The hotel industry is highly competitive in nature. While there is no single competitor or small group of competitors that are dominant in the industry, competition within the industry has recently resulted in consolidations and other ownership changes among major hotel companies. The Company's hotels generally operate in areas that contain numerous other competitive lodging facilities, some of which have greater financial resources or are less leveraged than the Company. The Company competes with such facilities on various bases, including room rates and quality, brand name recognition, location and other services and amenities offered. New or existing competitors could significantly lower rates or offer greater conveniences, services or amenities or significantly expand, improve or introduce new facilities in markets in which the Company's hotels compete, thereby adversely affecting the Company's operations.

         MAINTENANCE AND REFURBISHMENT EXPENSES. For hotels to remain competitive, they must be maintained and refurbished on an ongoing basis and these renovations and refurbishments increase the need for funds for capital improvements (whether from reserves, current cash flow or financing). Moreover, operating revenues may decrease as facilities are removed from service from time to time during such renovations. See "Risk Factors--Risk Factors Relating to the Company -- Delays in Completion or Unanticipated Costs Associated with Development and Renovation of Properties" above.

         LIABILITY AND UNAVAILABILITY OR INCREASED COSTS OF INSURANCE. Hotels have extensive assets, require more employees, rely more on suppliers and serve more customers than many other types of real estate properties. Hotels are also subject in certain states to dram shop statutes which may give an injured person the right to recover damages from any establishment which wrongfully served alcoholic beverages to the person who, while intoxicated, caused the injury. As a result, hotels may have greater exposure to liability for, among other things, theft of property and other casualty and property loss, labor difficulties and personal injuries. In this respect, many businesses, including those in the lodging industry, have experienced recent increases in the cost of, and contraction in the availability of, insurance, resulting in cost escalation and reductions in amounts of coverage available. The continuation of this trend could render certain types of desired coverage unavailable with the attendant possibility that certain claims may exceed coverage.

         SEASONAL FLUCTUATIONS IN OPERATING RESULTS. The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in the revenues of the Company. Quarterly earnings also may be adversely affected by events beyond the Company's control, such as extreme weather conditions, economic factors and other considerations affecting travel. Poor weather conditions will generally result in decreased revenues at the affected hotel.

         INCREASING COSTS AND DECREASED PROFITABILITY ASSOCIATED WITH INFLATION. Inflationary pressures could have the effect of increasing operating expenses, including labor and energy costs (and, indirectly, property taxes) above expected levels at a time when it may not be possible to increase room rates to offset such higher operating expenses. In addition, inflation could have a secondary effect upon occupancy rates by increasing the expense or decreasing the availability of travel by potential guests. Although the inflation rate has been low recently, there is no assurance that it will not increase in the future.

     LIMITATIONS AND RESTRICTIONS OF FRANCHISE AGREEMENTS

         The Company's hotels are operated pursuant to franchise agreements with major hotel chains. Each of the franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel. The requirements may be contrary to the planned expenditures and priorities set by the Company. Further, such requirements are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict the Company's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with such requirements could require the Company to incur significant expenses or capital expenditures. Additionally, in connection with changing the franchise affiliation of a hotel in the future, the Company may be required to incur additional expenses or capital expenditures. Franchise agreements are typically terminable by the franchisor upon the failure to maintain specified operating standards or to make payments due under the applicable agreements in a timely fashion or at the end of its term. If the Company loses a franchise, this may have an adverse impact on the operations and underlying value of the affected hotel because of the loss of name recognition, marketing support and centralized reservation systems provided by the franchisor. Franchise agreements often define certain transactions as a "change of control" that require the franchisor's approval and in some cases the payment of certain fees. The time required to obtain such approvals and the potential cost of doing so could materially adversely affect a franchisee's business, financial condition and results of operations. A majority of the hotels owned by the Company are affiliated with Holiday Inn and any deterioration in the relationship with or the benefits associated with being a franchisee of Holiday Inn could have a material adverse effect on the Company's business, financial condition and results of operations.

     COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

         Under federal, state, and local environmental laws, ordinances and regulations, the Company as a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the Company knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of such remediation or removal of hazardous or toxic substances discovered by the Company may be substantial, and the presence of any such substance, or the failure promptly to remediate any such substance, may adversely affect the Company's ability to sell or lease the property, to use the property for its intended purpose, or to borrow using the property as collateral. Other federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in connection with demolition or certain renovations or remodeling, impose certain worker protection and notification requirements, and govern emissions of and exposure to asbestos fibers in the air. Additionally, federal, state and local laws, ordinances and regulations and the common law impose on the Company requirements regarding conditions and activities that may affect human health or the environment, such as the presence of lead in drinking water or lead-containing paint in occupied structures and the ownership or operation of underground storage tanks. Failure to comply with applicable requirements could, in addition to making it difficult for the Company to lease, sell or finance any affected property, result in the imposition of monetary penalties, expenditures necessary to bring the property into compliance and potential liability to third parties. Hotels acquired by the Company have in the past contained asbestos which was handled as required by applicable regulations and additional hotels may be acquired in the future which contain asbestos requiring removal or remediation. While there are currently no material environmental issues known to the Company, any liability resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on the Company's business, financial condition and results of operations.

     COST OF COMPLIANCE WITH GOVERNMENTAL REGULATION

         A number of states regulate the licensing of hotels and restaurants, including liquor license grants, by requiring registration, disclosure statements and compliance with specific standards of conduct. The Company believes that it is substantially in compliance with these requirements in all states in which it operates. Managers of hotels are also subject to laws governing their relationships with hotel employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with, or changes in, these laws could reduce the revenue and profitability of the hotels and could otherwise adversely affect the Company's business, financial condition and results of operations.

         Under the Americans with Disabilities Act (the "ADA"), all public accommodations are required to meet certain requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA-required upgrades to the Company's hotels, a determination that the Company is not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants which could increase expenses and reduce earnings.

     SUBSTANTIAL RELIANCE ON KEY PERSONNEL

         The Company places substantial reliance on the hotel industry knowledge and experience and the continued services of its senior management, led by Mr. David Buddemeyer, the Company's Chairman, President and Chief Executive Officer. The Company's future success and its ability to manage future growth depends in large part upon the efforts of these persons and on its ability to attract and retain other highly qualified personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The loss of the services of Mr. Buddemeyer or the inability to attract and retain other highly qualified personnel may adversely affect the Company's business, financial condition or results of operations.

     ANTI-TAKEOVER PROVISIONS

         The Company's Articles of Incorporation provide that certain transactions must be approved by the holders of at least 80% of the outstanding Common Stock, unless approved by the Company's Board of Directors. The Company's Bylaws divide the Company's Board of Directors into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting of shareholders. Additionally, as a Florida corporation, the Company is also governed by the provisions of Florida corporate law regarding affiliated transactions and control share acquisitions, which impose restrictions and require specific procedures to be followed with respect to certain takeover offers and business combinations, including, but not limited to, combinations with interested shareholders and affiliates of the Company. The provisions in the Company's Articles of Incorporation, the classification of the Company's Board of Directors and the anti-takeover provisions of the Florida corporate law will tend to assist the Board of Directors and management of the Company in retaining their existing positions and will render more difficult or discourage unsolicited takeover attempts, even if such actions were desired by all shareholders of the Company other than directors and management shareholders. In the event the Merger is approved, the Certificate of Incorporation and Bylaws of Lodgian will control. It is anticipated that such Certificate and Bylaws will continue to contain anti-takeover provisions similar to that in place for Servico, except that the provisions requiring the approval of the holders of 80% of the outstanding Common Stock for certain transactions will not be included.

RISK FACTORS RELATING TO THE PROPOSED MERGER

     NO ASSURANCE OF COMPLETION

         On July 22, 1998, Servico entered into an Amended and Restated Agreement and Plan of Merger, which was amended on September 16, 1998 (the "Amended Merger Agreement"), relating to a business combination with Impac, a private hotel ownership, management and development company. Under the terms of such Amended Merger Agreement, the Company, Impac and certain affiliated companies of Impac will each simultaneously become separate, wholly-owned subsidiaries of Lodgian, a newly formed Delaware corporation. Servico's existing shareholders will receive one share of Lodgian's common stock for each share of Servico Common Stock owned (an aggregate of approximately 20 million shares). The holders of Impac units ("Impac Units") will receive an aggregate of 8 million shares of Lodgian common stock and a one-time cash payment of $15 million. Additionally, as five of Impac's hotels that are currently under development are opened, holders of Impac Units will receive up to an aggregate of 1.4 million additional shares of Lodgian common stock. Although the Company expects to complete the Merger during the fourth quarter of 1998, there can be no assurance that the Merger will be consummated at that or any other time. Consummation of the Merger remains subject to a number of conditions. No assurance can be given that the Company will realize the benefits it anticipates from the Merger or that the Merger will not adversely affect the Company's business, financial condition or results of operations. See "The Servico/Impac Merger."

         In the event the Amended Merger Agreement is terminated or the Merger has not been consummated by December 31, 1998, holders of CRESTS will have the right to require the Company to repurchase Convertible Debentures for cash and thereby cause the Trust to repurchase a like liquidation amount of CRESTS. See "Description of the CRESTS -- Repurchase Upon Non-Completion of Merger."

     INABILITY TO SUCCESSFULLY INTEGRATE OPERATIONS

         The Merger involves the integration of two separate companies that previously operated independently. The combined company, Lodgian, may encounter difficulties in integrating the operations of the Company and Impac and the benefits and operating synergies anticipated from the combination may not be realized. Lodgian's growth and profitability will be affected by its ability to consolidate the business, operations and personnel of the companies, including its ability to eliminate duplicate functions and to achieve anticipated cost savings. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the combined business, financial condition and results of operations. No assurance can be given that Lodgian will be able to accomplish the consolidation and cost savings in a timely or profitable manner or that any savings will be realized. Additional costs will be incurred in connection with the move of the Company's headquarters to Atlanta, Georgia, including not only the cost and disruption associated with the move but also any severance costs associated with the Company's employees who do not move to Atlanta.

     PAYMENT OF TERMINATION FEE

         The Amended Merger Agreement provides that in the event the Amended Merger Agreement is terminated pursuant to certain circumstances specified therein, Servico may be obligated to pay Impac a termination fee, ranging from $10 million to $15 million, as liquidated damages. Additionally, in certain circumstances, Servico may be obligated to reimburse Impac for up to $2.5 million for costs and expenses incurred in connection with the transaction. See "The Servico/Impac Merger -- Termination Fee". The payment of any termination fee by Servico would have an adverse impact on Servico's liquidity and capital resources.

     ADDITIONAL RISKS RELATING TO IMPAC

         Impac, like the Company, is involved in the ownership and management of hotel properties and, also, in the business of developing new hotel properties. As such, Impac is subject to the same risks and uncertainties described above with respect to the Company. Additionally, substantially all of Impac's hotels and properties are also subject to mortgage financing, which at June 30, 1998, totaled approximately $400 million. The terms and amount of Impac's outstanding indebtedness, when combined with the Company's outstanding indebtedness, will increase the risks described above under the caption "Risk Factors Relating to the Company -- Significant Amount of Debt," including the ability to generate sufficient cash flows from operations to service the debt, the ability to obtain additional financing or refinancing in the future and the increased vulnerability to adverse changes in general economic conditions.

         Certain of the mortgages and related loan documents evidencing Impac's indebtedness contain provisions that would require the borrower to prepay such financing within the near future if certain conditions are not met. There can be no assurance that such conditions will be met, that any such prepayments will not be required, or that any such prepayment will not have an adverse effect on Impac's or Lodgian's business, financial condition and results of operations. Further, Impac's indebtedness with Nomura Asset Capital Corporation ("NACC"), provides that in the event the debt is to be repaid in connection with a merger, reorganization or sale of Impac, NACC will negotiate in good faith an appropriate prepayment premium, making due allowance for among other things the expected profits that NACC could reasonably have been expected to have received if the loans had not been prepaid, including profits associated with the securitization of the indebtedness.

         Finally, Impac has certain other third-party indebtedness in the approximate principal amount of $74.5 million which is subordinated to the NACC indebtedness. The terms of such indebtedness require that Impac either obtain the consent of the holder thereof to the Merger or that Impac prepay such indebtedness in full on the effective date of the Merger. Depending upon certain factors, including whether the source of proceeds used to make such prepayment is treated as equity or debt at the Impac level (and if debt, whether it is to be subordinated to the NACC loans), Impac may need to obtain NACC's consent to the prepayment of such subordinated debt prior to satisfaction in full of Impac's obligations to NACC. No assurance can be given that NACC's consent, if required, could be obtained. If NACC's consent is required but cannot be obtained, Impac will be unable to prepay such indebtedness and will be required to obtain the consent of the holder of the subordinated indebtedness to the Merger. No request for any such consents have yet been made, and no assurance can be given as to the likelihood of receiving such consents or the terms or conditions upon which any such consents could be obtained.

RISK FACTORS RELATING TO THE CRESTS

     SPECIAL EVENT DISTRIBUTION OR REDEMPTION

         Upon the occurrence of a Special Event, including a Tax Event, the Trust could be dissolved (with the consent of the Company), except in the limited circumstance described below, with the result that, after the satisfaction of liabilities to creditors, the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company would have the right to redeem the Convertible Debentures, in whole or in part, without premium, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust would redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by the Company. Redemption of the Convertible Debentures would be a taxable event to holders of the CRESTS. See "Description of the CRESTS -- Redemption -- Special Event Distribution or Redemption of Convertible Debentures" and "Certain United States Federal Income Tax Considerations -- Distribution of Convertible Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the CRESTS or the Convertible Debentures that may be distributed in exchange for CRESTS if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures that a holder of CRESTS may receive upon dissolution and liquidation of the Trust may trade at a discount to the value of the CRESTS. Because holders of CRESTS may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of CRESTS are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the CRESTS -- Redemption -- Special Event Distribution or Redemption of Convertible Debentures" and "Description of the Convertible Debentures."

     ABILITY TO REPURCHASE CRESTS UPON NON-COMPLETION OF MERGER

         In the event that the Amended Merger Agreement is terminated or the Merger has not been consummated by December 31, 1998, holders of CRESTS will have the right to require the Company to repurchase Convertible Debentures for cash in an aggregate principal amount equal to the aggregate liquidation amount of all or a portion of such holder's CRESTS at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase. In such event, the Company may not have sufficient financial resources, or may not be able to arrange financing, to repay the required repurchase price for all Convertible Debentures. If the Company were to default on its obligation to repurchase Convertible Debentures, the Trust would lack sufficient funds to repurchase the CRESTS tendered by holders thereof.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as the Company is not in default in the payment of interest on the Convertible Debentures, the Company will have the right at any time, and from time to time, under the Indenture (as such term is defined under "Description of the Convertible Debentures") to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, for a period not exceeding 20 consecutive quarters and not extending beyond June 30, 2010, the maturity date of the Convertible Debentures (the "Stated Maturity"). As a consequence of such an extension, distributions ("Distributions") on the CRESTS would be deferred (but despite such deferral would continue to accumulate at the rate specified by the Convertible Debentures, compounded quarterly) by the Trust during any such extended interest payment period (an "Extension Period"). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. If the Company exercises this right to defer interest payments, then, subject to limited exceptions, it may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock. See "Description of the CRESTS -- Distributions" and "Description of the Convertible Debentures -- Option to Extend Interest Payment Period."

         Because the Company has the right to defer the payment of stated interest on the Convertible Debentures, the stated interest on the Convertible Debentures will be considered to give rise to OID and holders of CRESTS will be required to include such OID in gross income on a daily economic accrual basis regardless of their regular method of tax accounting. Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of CRESTS will be required to continue to accrue income (in the form of OID), in respect of the deferred and compounded interest allocable to its CRESTS for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of CRESTS. As a result, each such holder of CRESTS will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its CRESTS prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. See "Certain United States Federal Income Tax Considerations -- Original Issue Discount."

         Should the Company determine to exercise such right in the future, the market price of the CRESTS is likely to be affected. A holder that disposes of its CRESTS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its CRESTS. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the CRESTS (which represent an undivided beneficial ownership interest in the Convertible Debentures) may be more volatile than other securities that do not grant the issuer such rights.

     RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE CONVERTIBLE DEBENTURES

         The Company's obligations under the Guarantee will be unsecured and will rank subordinate and junior in right of payment to all other liabilities of the Company and on a parity with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee previously, now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. The obligations of the Company under the Convertible Debentures will be subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. Senior Indebtedness includes (i) all indebtedness of the Company for money borrowed or in connection with the acquisition of properties or assets (other than trade accounts payable in the ordinary course of business) and (ii) any indebtedness of others of the kinds described in clause (i) for which the Company is liable as guarantor or otherwise. Both the Guarantee and the Convertible Debentures will be structurally subordinated to all obligations of the Company's subsidiaries. No payment of principal of (including redemption), premium, if any, or interest on the Convertible Debentures may be made (i) if any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default.

         As of June 30, 1998, the Company's Senior Indebtedness aggregated $287.9 million (including indebtedness of consolidated subsidiaries guaranteed by the Company). There are no terms in the CRESTS, the Convertible Debentures, or the Guarantee that limit the Company's or its subsidiaries' ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee. See "Description of the Guarantee" and "Description of the Convertible Debentures -- Subordination."

     RIGHTS UNDER THE GUARANTEE

         When the CRESTS are registered under the Securities Act pursuant to this Prospectus, the Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the Trust Indenture Act"). The Property Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities.

         The Guarantee guarantees to the holders of the CRESTS the payment of
(i) any accumulated and unpaid Distributions required to be paid on the CRESTS, to the extent the Trust has funds available therefor, (ii) the redemption price and all accumulated and unpaid Distributions with respect to CRESTS called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the conversion of all of the CRESTS into Common Stock or distribution of Convertible Debentures to the holders of CRESTS or a redemption of all the CRESTS), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the CRESTS to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the CRESTS in liquidation of the Trust.

         The holders of not less than a majority in liquidation amount of the CRESTS will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to exercise any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of CRESTS may institute a legal proceeding directly against the Company to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the CRESTS or otherwise, and, in such event, holders of the CRESTS would not be able to rely upon the Guarantee for payment of such amounts. See "Description of the Guarantee." However, a holder of the CRESTS could instead rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Convertible Debentures against the Company pursuant to the terms of the Convertible Debentures or (ii) by such holder of its right of direct action against the Company to enforce payments on Convertible Debentures. See "Description of the Convertible Debentures -- Indenture Events of Default." The Declaration provides that each holder of CRESTS, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

     ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CRESTS

         If (i) the Trust fails to pay Distributions in full on the CRESTS (other than pursuant to a deferral of interest during an Extension Period) or
(ii) a default under the Declaration (a "Trust Enforcement Event") occurs and is continuing, then the holders of CRESTS could rely upon, and under certain circumstances, could cause, the enforcement by the Property Trustee of its rights as a holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the CRESTS will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, a holder of CRESTS may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or premium on the Convertible Debentures on the date such interest, principal or premium is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of CRESTS may directly institute a proceeding for enforcement of payment to such holder of the principal of or premium, if any, or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the CRESTS of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company, as the holder of the Common Securities, will be subrogated to the rights of such holder of CRESTS under the Declaration to the extent of any payment made by the Company to such holder of CRESTS in such Direct Action. The holders of CRESTS will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. See "Description of the CRESTS -- Trust Enforcement Events" and "Description of the Convertible Debentures -- Indenture Events of Default."

     LIMITED VOTING RIGHTS

         Holders of CRESTS will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the CRESTS -- Voting Rights; Amendment of Declaration."

     TRADING PRICE

         The CRESTS may trade at a price that does not fully reflect the value of accrued and unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of his CRESTS between record dates for payments of distributions thereon will be required to include accrued and unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to such holder's adjusted tax basis in such CRESTS. To the extent the selling price of the CRESTS is less than the holder's adjusted tax basis in such CRESTS, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations -- Original Issue Discount" and "--Sales of CRESTS."

     LACK OF ESTABLISHED TRADING MARKET FOR CRESTS

         There is no existing public trading market for the CRESTS and there can be no assurance regarding the future development of a market for the CRESTS, or the ability of holders of such securities to sell their CRESTS or the price at which such holders may be able to sell their CRESTS. If such a market were to develop, the CRESTS could trade at prices that may be higher or lower than their initial offering price depending on many factors, including the market for similar securities, general economic conditions and the financial conditions and performance of, and prospects for, the Company. The Initial Purchaser currently makes a market in the CRESTS. The Initial Purchaser is not obligated to do so, however, and any market making with respect to the CRESTS may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Exchange Act. Therefore, there can be no assurance as to the liquidity of any trading market for the CRESTS or that an active public market for the CRESTS will develop. The Company does not intend to apply for listing or quotation of the CRESTS on any securities exchange or stock market; however, the CRESTS are eligible for trading in The Portal Market, a subsidiary of the Nasdaq Stock Market, Inc.

                             LODGIAN CAPITAL TRUST I

         The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act") pursuant to (i) a declaration of trust, dated as of May 15, 1998, executed by the Company, as Sponsor, and the Trustees and (ii) a certificate of trust, dated as of May 15, 1998, filed with the Secretary of State of the State of Delaware. The Trust's business and affairs are conducted by the Trustees: Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and three individual Regular Trustees who are employees or officers of or affiliated with the Company. The Trust was formed for the exclusive purpose of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds from such sales in the Convertible Debentures and
(iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Convertible Debentures are the sole assets of the Trust, and payments under the Convertible Debentures are the sole revenue of the Trust. All of the Common Securities are owned by the Company. The Common Securities rank on a parity, and payments will be made thereon pro rata, with the CRESTS, except that upon the occurrence and continuance of an event of default under the Declaration resulting from an event of default under the Indenture (an "Indenture Event of Default"), the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinate to the rights of the holders of the CRESTS. See "Description of the CRESTS -- Subordination of Common Securities." The Company acquired Common Securities in an aggregate liquidation amount at least equal to 3% of the total capital of the Trust.

         The Property Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities and, as the holder of the Convertible Debentures, the Property Trustee has the power to exercise all rights, powers and privileges of a holder of Convertible Debentures under the Indenture. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Trust Securities. The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees will be at least three; provided further that at least one Trustee will be a Delaware Trustee, at least one Trustee will be the Property Trustee and at least one Trustee will be a Regular Trustee. Under the Indenture, the Company, as issuer of the Convertible Debentures, agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the Original Offering of the CRESTS and be responsible for all debts and obligations of the Trust (other than with respect to the CRESTS).

         For so long as the CRESTS remain outstanding, the Company covenants (i) to maintain directly or indirectly ownership of all of the Common Securities,
(ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended from time to time, or any successor legislation (the "1940 Act") and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

         The rights of the holders of the CRESTS, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the CRESTS." The Declaration and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

         The office of the Delaware Trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890. The principal executive offices of the Company and the Trust are located at 1601 Belvedere Road, West Palm Beach, Florida, 33406, telephone number (561) 689-9970.

         It is anticipated that the Trust will not be subject to the reporting requirements under the Exchange Act.

                            THE SERVICO/IMPAC MERGER

         SET FORTH BELOW IS CERTAIN INFORMATION REGARDING THE PROPOSED MERGER BETWEEN THE COMPANY AND IMPAC. THE STATEMENTS MADE UNDER THIS HEADING RELATING TO THE MERGER ARE SUMMARIES OF THE MATERIAL TERMS OF AGREEMENTS DESCRIBED HEREIN, DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH AGREEMENTS.

         ALL OF THE NET PROCEEDS FROM THE SALE OF THE CRESTS WERE INVESTED BY THE TRUST IN CONVERTIBLE DEBENTURES OF THE COMPANY ISSUED PURSUANT TO THE INDENTURE. IF THE AMENDED MERGER AGREEMENT IS TERMINATED OR THE MERGER HAS NOT BEEN CONSUMMATED BY DECEMBER 31, 1998, HOLDERS OF CRESTS WILL HAVE THE RIGHT TO REQUIRE THE COMPANY TO REPURCHASE CONVERTIBLE DEBENTURES FOR CASH AND THEREBY CAUSE THE TRUST TO REPURCHASE A LIKE LIQUIDATION AMOUNT OF CRESTS. SEE "DESCRIPTION OF THE CRESTS -- REPURCHASE UPON NON-COMPLETION OF MERGER."

GENERAL

         On July 22, 1998, Servico entered into an Amended and Restated Agreement and Plan of Merger, as amended on September 16, 1998, with Impac pursuant to which the businesses of Servico and Impac would be combined. As a result of the Merger, Servico shareholders, Impac unitholders and the shareholders of certain Impac affiliated companies (collectively, the "Impac Affiliated Companies" and individually, an "Impac Affiliated Company") will become the owners of a combined company to be called Lodgian. Upon the effectiveness of the Merger (the "Effective Time"), Lodgian will acquire all of the issued and outstanding Common Stock of Servico (the "Servico Common Stock"), all of the issued and outstanding units of Impac (the "Impac Units") and all of the issued and outstanding capital stock of each Impac Affiliated Company through the merger of SHG-S Sub, Inc., Lodgian's wholly-owned subsidiary, with and into Servico, the merger of SHG-I Sub, L.L.C., Lodgian's wholly-owned subsidiary, with and into Impac and the merger of all of the respective Impac Affiliated Companies with and into newly-formed acquisition subsidiaries of Lodgian (collectively, the "Affiliated Company Merger Subs") (except Impac Hotel Development, Inc. ("IHD"), where a newly-formed acquisition subsidiary of Lodgian ("IHD Merger Sub") will merge with and into it). Therefore, as a result of the Merger, Servico, Impac, the Affiliated Company Merger Subs (except for IHD Merger Sub) and IHD (collectively, the "Surviving Entities") will be wholly-owned subsidiaries of Lodgian.

TERMS OF THE MERGER

         At the Effective Time, Lodgian will acquire all of the issued and outstanding shares of Servico Common Stock, Impac Units and Impac Affiliated Company common stock. Pursuant to the Merger, each share of Servico Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of Lodgian common stock, par value $.01 per share (the "Lodgian Common Stock") (an aggregate of approximately 20 million shares). The holders of Impac Units will receive an aggregate of 8 million shares of Lodgian Common Stock (or 0.692 shares of Lodgian Common Stock for each Impac Unit owned) and a one-time cash payment of $15 million. Additionally, as five of Impac's hotels that are currently under development are opened, holders of Impac Units will receive up to an aggregate of 1.4 million additional shares of Lodgian Common Stock (representing an additional 0.121 shares of Lodgian Common Stock for each Impac Unit owned) (the "Impac Additional Shares"). The incremental portions of the Impac Additional Shares will be issued following the opening of each of the following development hotels: (i) Marriott (Portland, Oregon) - 490,000 shares; (ii) Marriott (Denver, Colorado) - 350,000 shares;
(iii) Hilton Garden Inn (Lake Oswego, Oregon) - 238,000 shares; (iv) Courtyard by Marriott (Livermore, California) - 168,000 shares; and (v) Hilton Garden Inn (Rio Rancho, New Mexico) - 154,000 shares. Impac anticipates opening each of the development hotels in 1999. As a result, Servico shareholders and Impac unitholders will own approximately 67% and 33%, respectively, of Lodgian's outstanding Common Stock. The Merger will be accounted for as an acquisition of Impac by Servico using the purchase method of accounting.

         In connection with the Original Offering of CRESTS, the Indenture, the Guarantee and the Declaration relating to such Offering provided that, upon the consummation of the Merger, Lodgian, the successor corporation in the Merger, will assume Servico's obligations under the Guarantee, the Declaration, the Convertible Debentures and the Indenture. Therefore, upon the consummation of the Merger, each share of Servico Common Stock will be converted into the right to receive one share of Lodgian Common Stock. Accordingly, each Convertible Debenture (and thus each CRESTS) outstanding after consummation of the Merger will be convertible into shares of Lodgian Common Stock at the same conversion price, on the same terms, in the same manner and subject to the same future adjustments as set forth herein.

LODGIAN FOLLOWING THE MERGER

         BOARD OF DIRECTORS. The Amended Merger Agreement provides that, at the Effective Time, the Lodgian Board will consist of eight members (unless otherwise agreed to in writing by Servico and Impac), five of whom will be "Servico Directors," two of whom will be "Impac Directors," and one of whom will be selected by both Impac and Servico. The term "Servico Director" means any person who is designated by Servico to become a director of Lodgian at the Effective Time in accordance with the terms of the Amended Merger Agreement, and the term "Impac Director" means any person who is designated by Impac to become a director of Lodgian at the Effective Time. The Lodgian Board will be divided into three classes, designated as Class I, Class II and Class III. The initial directors of Lodgian and initial allocations of the directors among the three classes is as follows: (a) Class I will consist of two directors, comprised of a Servico Director (Peter R.

Tyson) and one director selected by both Servico and Impac; (b) Class II will consist of three directors, comprised of two Servico Directors (Joseph C. Calabro and Michael Leven) and one Impac Director (John Lang); and (c) Class III will consist of three directors, comprised of two Servico Directors (David A. Buddemeyer and Richard H. Weiner) and an Impac Director (Robert S. Cole). Such directors will serve as the directors of Lodgian from and after the Effective Time in accordance with the Restated Certificate of Incorporation and Bylaws of Lodgian until their successors are elected or appointed and qualified or until their resignation or removal. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Lodgian is unable or unwilling to serve in such position, the company that selected such person shall designate another person to serve in such person's stead. From and after the Effective Time, the composition of the Board of Directors shall be determined in accordance with the Restated Certificate of Incorporation and Bylaws of Lodgian.

         EXECUTIVE OFFICERS. At the Effective Time, subject to the Restated Bylaws of Lodgian and each of the Surviving Entities, (i) David A. Buddemeyer will hold the position of Chief Executive Officer of Lodgian and each of the Surviving Entities, (ii) Robert S. Cole will hold the position of President of Lodgian and each of the Surviving Entities, and (iii) David Buddemeyer and Robert Cole will hold the positions of Co-Chairmen of the Board of Directors of Lodgian and each of the Surviving Entities. If any of such persons is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of Lodgian or the Surviving Entities in accordance with their respective Bylaws.

TERMINATION FEE

         The Amended Merger Agreement provides that in the event the Amended Merger Agreement is terminated pursuant to certain circumstances specified therein, either Servico or Impac, depending upon the circumstances giving rise to the termination, may be obligated to pay the other a termination fee as liquidated damages. The termination fees for both parties are subject to several conditions and restrictions. Depending on the date and circumstances of the termination, Servico may be obligated to pay Impac a termination fee ranging from $10 million to $15 million and Impac may be obligated to pay Servico a termination fee of $10 million. Additionally, in certain circumstances, one party may become obligated to reimburse the other party for up to $2.5 million for costs and expenses incurred in connection with the transaction.

CONDITIONS TO CLOSING THE MERGER

         The obligation of each party to consummate the Merger remains subject to a variety of conditions, including, among others: (1) the continued effectiveness of the registration statement relating to the Lodgian Common Stock to be issued in the transaction; (2) the approval of Lodgian Common Stock for listing on the NYSE; and (3) receipt of a refinancing commitment with respect to Impac's outstanding debt. The shareholders of Servico and the members of Impac have each approved the Merger, which was also a condition to the consummation of the Merger.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 1997 and for the six months ended June 30, 1998.

                                          YEAR ENDED DECEMBER 31,            SIX MONTHS ENDED JUNE 30,
                                 -----------------------------------------   -------------------------
                                                                                   (Unaudited)


                                 1993     1994     1995     1996     1997             1998
                                 ----     ----     ----     ----     ----             ----

Ratio of earnings to fixed
 charges                         1.17     1.32     1.34     1.43      1.72            1.97


         The computation of the ratio of earnings to fixed charges is based on Earnings of the Company and its consolidated subsidiaries divided by Fixed Charges. "Earnings" consist of income before income tax and extraordinary items and minority interests -- other. "Fixed charges" represent interest and (whether expensed or capitalized), rent expense representative of interest, and amortization of deferred loan costs and dividends on the CRESTS.


                                 USE OF PROCEEDS

         The Selling Shareholders will receive all of the proceeds from the sale of the Offered Securities. Neither the Company nor the Issuer will receive any proceeds from the sale of the Offered Securities.

                            DESCRIPTION OF THE CRESTS

         The following summary of the material terms and provisions of the CRESTS is subject to, and qualified in its entirety by reference to, the Declaration. The CRESTS were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act. The Declaration will be qualified under the Trust Indenture Act. The Wilmington Trust Company, as Trustee, acts as indenture trustee for the Declaration for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.

DISTRIBUTIONS

         Distributions on the CRESTS are fixed at a rate per annum of 7% of the stated liquidation amount of $50 per CRESTS, subject to increase if certain events described under "Description of the Convertible Debentures -- Interest" occur, payable quarterly, in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1998 (each, a "Distribution Date"), when, as and if available for payment, by the Property Trustee. Distributions not paid on the scheduled payment date will accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate ("Compounded Distributions").

         The term "Distribution" as used herein includes any ordinary cumulative Distributions, together with any Compounded Distribution, unless otherwise stated. The amount of Distributions payable for any period will be computed (i) for any full 90-day quarterly distribution period, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full 90-day distribution period for which Distributions are computed, on the basis of a 30-day month and (iii) for periods of less than a month, on the basis of the actual number of days elapsed. In the event that any date on which Distributions are payable on the CRESTS is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on the date such payment was originally payable. A "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, the City of New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

         Distributions on the CRESTS (other than Distributions on a redemption date) will be payable to the holders thereof as they appear on the register of the Trust as of the close of business on the relevant record dates, which, as long as the CRESTS are represented by one or more global certificated securities (each, a "Global Certificate"), will be the close of business on the Business Day prior to the relevant Distribution Dates, unless otherwise provided in the Declaration or unless a different regular record date is established or provided for the corresponding interest payment date on the Convertible Debentures. If the CRESTS are no longer represented by one or more Global Certificates, the Regular Trustees will have the right to select record dates, which will be at least one Business Day prior to the relevant Distribution Dates. Distributions payable on any CRESTS that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such CRESTS are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such CRESTS are registered on the special record date or other specified date determined in accordance with the Declaration.

         At all times, the Distribution rate, the Distribution Dates and other payment dates for the CRESTS will correspond to the interest rate, interest payment dates and other payment dates on the Convertible Debentures, which are the sole assets of the Trust.

         Distributions on the CRESTS will be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. Such Distributions are payable only to the extent that payments are made in respect of the Convertible Debentures held by the Property Trustee and to the extent that the Trust has funds available for the payment of such Distributions. See "Description of the Convertible Debentures." If the Company does not make interest payments on the Convertible Debentures, the Property Trustee will not have funds available to pay Distributions on the CRESTS.

         The Company has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such Extension Period, Distributions on the CRESTS would be also deferred (but despite such deferral would continue to accumulate at the then applicable distribution rate per annum compounded quarterly) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarterly periods and such Extension Period may not extend beyond the Stated Maturity of the Convertible Debentures. In the event that the Company exercises this right to defer payments of interest, then the Company will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Convertible Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Convertible Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the

Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Risk Factors -- Risk Factors Relating to the CRESTS -- Option to Extend Interest Payment Period", "Description of the Convertible Debentures -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Debentures.

CONVERSION RIGHTS

     GENERAL

         The CRESTS will be convertible, in whole or in part (but only in whole CRESTS), at any time beginning 90 days following the last date of original issuance of any CRESTS, at the option of the holders thereof, into shares of Servico Common Stock in the manner described below at an initial conversion price equal to $21.42 per share of Servico Common Stock (equivalent to a conversion ratio of 2.3343 shares of Servico Common Stock for each CRESTS), subject to adjustment as described below (the "Conversion Price").

         The right to convert CRESTS will terminate prior to the close of business (i) on June 28, 2010 or (ii) in the case of CRESTS called for redemption, on the second Business Day prior to the related redemption date, unless the Property Trustee shall default in making payment of any moneys payable upon such redemption. For information as to notices of redemption, see "-- Redemption Procedures."

         The terms of the CRESTS provide that a holder of CRESTS wishing to exercise its conversion right shall deliver an irrevocable conversion request (and, if such CRESTS is represented by a definitive certificate, the CRESTS certificate(s), duly endorsed or assigned to the Trust in blank) to the Property Trustee, as conversion agent (the "Conversion Agent"), directing the Conversion Agent, on behalf of such holder, to exchange such CRESTS for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Servico Common Stock at the Conversion Price. Holders may obtain copies of the required form of the conversion request from the Conversion Agent. So long as a book-entry system for the CRESTS is in effect, however, procedures for converting the CRESTS into shares of Servico Common Stock will differ, as described under "Book-Entry Issuance -- Depositary Procedures." Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the conversion request is received by the Trust and the conversion shall be at the Conversion Price in effect at such time and on such date.

         Fractional shares of Servico Common Stock or other common stock of the Company are not to be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the closing sale price thereof on the NYSE Composite Tape on the trading day prior to the conversion date.

     RIGHT TO RECEIVE DISTRIBUTIONS; DIVIDENDS ON SERVICO COMMON STOCK

         Except as provided below, accumulated but unpaid Distributions will not be paid in cash on the CRESTS that are converted nor will such accumulated Distributions be converted into additional shares of Servico Common Stock. Holders of CRESTS at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such CRESTS (except that holders of CRESTS called for redemption on a redemption date between such record date and the Distribution Date shall not be entitled to receive such Distribution on such Distribution Date) on the corresponding Distribution Date notwithstanding the conversion of such CRESTS following such Distribution record date and prior to such Distribution Date. However, CRESTS surrendered for exchange for Convertible Debentures for conversion during the period between the close of business on any Distribution record date and the opening of business on the corresponding Distribution Date (except CRESTS called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the Distribution payable on such CRESTS on such Distribution Date. A holder of CRESTS on a Distribution record date who (or whose transferee) tenders any such CRESTS for exchange for Convertible Debentures for conversion into shares of Servico Common Stock on the corresponding Distribution Date will receive the Distribution payable on such CRESTS on such date, and the converting holder need not include payment of the amount of such Distribution upon surrender of CRESTS for exchange for Convertible Debentures for conversion. The Company will make no payment or allowance for dividends on the shares of Servico Common Stock issued on conversion.

         The Company will not redeem any Convertible Debentures (and thus the CRESTS will not be redeemed) unless all accrued and unpaid interest has been paid on all outstanding Convertible Debentures for all quarterly interest payment periods terminating on or prior to the last interest payment date before the date of redemption. Since the Company is required to pay all accrued and unpaid interest, other than for the current quarter, prior to redeeming the CRESTS, holders choosing to convert their CRESTS in order to avoid such redemption will, at most, forego actual receipt of a cash Distribution payment only for the current quarter.

     CONVERSION PRICE ADJUSTMENTS

         The Conversion Price for the Convertible Debentures (and thus the Conversion Price of the CRESTS) will be subject to adjustment upon certain events, including:

             (i) dividends and other distributions payable in Servico Common Stock on any class of capital stock of the Company and combinations and subdivisions of Servico Common Stock;

            (ii) the issuance of certain rights, options or warrants entitling the holder thereof to subscribe for or purchase Servico Common Stock at less than the Current Market Price per share of Servico Common Stock (calculated as set forth in the Indenture); provided that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price of the Convertible Debentures (and thus the Conversion Price of the CRESTS) will not be adjusted until such triggering events occur;

           (iii) distributions to all holders of Servico Common Stock of any shares of capital stock (other than any common stock of the Company), evidences of indebtedness or cash or other assets of the Company (including securities, but excluding, among other things, those dividends, distributions, rights, options and warrants referred to above and dividends consisting exclusively of cash and securities received pursuant to a merger or consolidation described below);

            (iv) distributions consisting exclusively of cash (excluding any cash distributions referred to in (iii) above and any cash distributed in a merger or consolidation referred to below) to all holders of Servico Common Stock, if the aggregate amount of all such cash distributions, together with (A) all other all-cash distributions (to which such Conversion Price adjustment would otherwise apply) made within the preceding 12 months not triggering a Conversion Price adjustment and (B) all Excess Purchase Payments (as defined below) in respect of each tender offer or exchange offer for Servico Common Stock concluded by the Company or any of its subsidiaries within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 10% of the product of the Current Market Price per share of Servico Common Stock (calculated as set forth in the Indenture) times the number of shares of Servico Common Stock outstanding on the date fixed for determination of holders of Servico Common Stock entitled to receive such distribution; and

             (v) payment of an Excess Purchase Payment, if the aggregate amount of such Excess Purchase Payment, together with (A) the aggregate amount of any all-cash distributions (excluding any cash distributions referred to in (iii) above and any cash distributed in a merger or consolidation referred to below) made within the preceding 12 months not triggering a Conversion Price adjustment and (B) all Excess Purchase Payments in respect of each tender or exchange offer for Servico Common Stock concluded by the Company or any of its subsidiaries within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 10% of the product of the Current Market Price per share of Servico Common Stock (calculated as set forth in the Indenture) times the number of shares of Servico Common Stock outstanding on the expiration date of such tender offer or exchange offer.

For purposes of these Conversion Price adjustments, the term "Excess Purchase Payment" means the excess, if any, of (A) the aggregate of the cash and the value of all other consideration paid by the Company or any of its subsidiaries with respect to the shares of Servico Common Stock acquired in a tender or exchange offer by the Company over (B) the Current Market Price per share of common stock (calculated as set forth in the Indentures) times the number of shares of Servico Common Stock acquired in the tender or exchange offer.

         A reclassification of Servico Common Stock into which Convertible Debentures are then convertible into securities which include securities other than such Servico Common Stock (other than any reclassification upon a consolidation or merger to which the second paragraph below applies) shall be deemed to involve (i) a distribution of such securities other than such Servico Common Stock to all holders of such Servico Common Stock and (ii) a subdivision or combination, as the case may be, of the number of shares of such Servico Common Stock outstanding immediately prior to such reclassification into the number of shares of such Servico Common Stock outstanding immediately thereafter.

         The Company from time to time may reduce the Conversion Price of the Convertible Debentures (and thus the Conversion Price of the CRESTS) by any amount for any period of at least 20 Business Days (or such other period as may then be required by applicable law), in which case the Company shall give at least 15 days' notice of such reduction to each holder of CRESTS and each holder of Convertible Debentures, if the Company's Board of Directors (the "Board") has made a determination that such reduction would be in the best interests of the Company. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Board determines to be necessary in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to recipients thereof. The Company will comply with applicable law, including Rule 13e-4 under the Exchange Act, in connection with any such adjustment to the conversion price. See "Certain United States Federal Income Tax Consequences -- Conversion Price Adjustment."

         In case the Company shall be a party to any Fundamental Change (as defined below), each Convertible Debenture (and thus each CRESTS), if outstanding after the consummation of the transaction, will be convertible thereafter into:

                  (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Servico Common Stock issuable upon conversion of such CRESTS immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the Conversion Price in accordance with clause (i) of the following paragraph, and

                  (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Servico Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause
         (ii) of the following paragraph.

The Company formed by such consolidation or resulting from such merger or that acquires assets or that acquires the Company's shares, as the case may be, shall enter into a supplemental indenture with the Indenture Trustee, satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

         Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as follows:

                  (i) in the case of a Non-Stock Fundamental Change, the Conversion Price immediately following such Non- Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non- Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the Redemption Price for one CRESTS if the optional redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing June 17, 1998 and ending June 29, 1999, the twelve month periods commencing June 30, 1999 and 2000 and the period beginning June 30, 2001 and ending July 2, 2002, the product of 107%, 106.3%, 105.6%
         and 104.9%, respectively), times $50 plus (y) any then accumulated and unpaid Distributions on one CRESTS; and

                  (ii) in the case of a Common Stock Fundamental Change, the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; PROVIDED, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Servico Common Stock is common stock of the successor, acquirer or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Servico Common Stock (other than treasury shares and shares held by subsidiaries of Servico) shall have been exchanged for, converted into or acquired for, common stock of the successor acquirer or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change), the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquirer or other third party received by a holder of one share of Servico Common Stock as a result of such Common Stock Fundamental Change.

         Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert CRESTS into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, that would have been receivable upon such Non-Stock Fundamental Change by a holder of the number of shares of Servico Common Stock issuable upon conversion of such CRESTS immediately prior to such Non-Stock Fundamental Change, after giving effect to any adjustment in the Conversion Price in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Servico Common Stock is common stock of the successor, acquirer or other third party, a holder of a CRESTS who converts such CRESTS following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such CRESTS prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such CRESTS immediately prior to such Common Stock Fundamental Change.

         The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Servico Common Stock receive only cash, the amount of cash received by a holder of one share of Servico Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Prices (as defined in the Indenture) of the Servico Common Stock during the 10 Trading Days (as defined in the Indenture) immediately prior to the record date for the determination of the holders of Servico Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Servico Common Stock shall have the right to receive such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Servico Common Stock received in the transaction or event as a result of which more than 50% of the Servico Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive such cash, securities, property or other assets.

         The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Company's Board of Directors) of the consideration received by holders of Servico Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market System; PROVIDED, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding CRESTS continue to exist as outstanding CRESTS or
(ii) the outstanding CRESTS continue to exist as CRESTS and are convertible into shares of the common stock of the corporation succeeding to the business of the Company. The Merger will be deemed a Common Stock Fundamental Change.

         The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Servico Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Servico Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

         The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

         The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of Servico Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Servico Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Servico Common Stock shall have the right to receive such common stock.

         The term "Reference Market Price" shall initially mean $11.22 (which is an amount equal to 66% of the reported last sale price for Servico Common Stock on the New York Stock Exchange on June 8, 1998) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price of $21.42 per share.

         If the Merger is consummated, each share of Servico Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive one share of Lodgian Common Stock. Accordingly, each Convertible Debenture (and thus each CRESTS) outstanding after consummation of the Merger will be convertible into shares of Lodgian Common Stock at the same conversion price, on the same terms, in the same manner and subject to the same future adjustments as set forth under "-- Conversion Rights."

         No adjustment of the Conversion Price in respect of the Servico Common Stock or any other conversion price in respect of any other common stock of the Company will be required to be made in any case until cumulative adjustments amount to 1% or more thereof. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

REDEMPTION

         Upon the repayment or redemption, in whole or in part, of the Convertible Debentures held by the Trust, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a like aggregate amount of the Trust Securities. If less than all of the Convertible Debentures held by the Trust are to be repaid or redeemed on a redemption date, then, except as described under "--Subordination of Common Securities," the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the Trust Securities. See "--Redemption Procedures." See "Description of the Convertible Debentures--Optional Redemption" for a description of the Company's options to redeem the Convertible Debentures.

     SPECIAL EVENT DISTRIBUTION OR REDEMPTION OF CONVERTIBLE DEBENTURES

         If, at any time, either a Tax Event or an Investment Company Event (each, a "Special Event") shall occur, the Regular Trustees may, except in certain limited circumstances described below, dissolve the Trust and, after satisfaction of liabilities to creditors, cause Convertible Debentures held by the Property Trustee, having an aggregate principal amount equal to the aggregate liquidation amount of the CRESTS, with an interest rate identical to the interest rate of the CRESTS, and accrued and unpaid interest equal to accumulated and unpaid Distributions on the CRESTS, and having the same record date for payment as the CRESTS, to be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that, in the case of a Tax Event, such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of independent tax counsel experienced in such matters (which opinion may rely on published revenue rulings of the Internal Revenue Service ("IRS")) to the effect that the holders of the CRESTS will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of Convertible Debentures (a "No Recognition Opinion"),
(ii) the Company or the Trust being unable to eliminate, which elimination shall be complete within such 90-day period, such Special Event by taking some ministerial action (such as filing a form or making an election, or pursuing some other reasonable measure) that has no adverse effect on the Trust, the Company or the holders of the CRESTS or does not subject any of them to more than de minimis regulatory requirements and (iii) the Company's prior written consent to such dissolution and distribution.

         Furthermore, if a Special Event occurs (i) that is a Tax Event and the Company has received an opinion of independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes even after the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described in the Declaration or (ii) that is a Tax Event or an Investment Company Event and such Regular Trustees shall have been informed by independent tax counsel experienced in such matters that it, for substantive reasons, cannot deliver a No Recognition Opinion to the Trust, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, for cash at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to but excluding the date of redemption (the "Special Redemption Price"), within 90 days following the occurrence of such Special Event. Following such redemption, Trust Securities with an aggregate initial liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by the Trust at a redemption price equal to 100% of the liquidation amount to be redeemed on a pro rata basis, plus accumulated but unpaid Distributions thereon to but excluding such redemption date; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, which elimination shall be complete within the 90-day period, such Special Event by taking some ministerial action, the Trust or the Company will pursue such ministerial action in lieu of redemption. Under current United States federal income tax law and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the Convertible Debentures will not be a taxable event to the Trust and/or to holders of the CRESTS. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution of Convertible Debentures could be a taxable event to holders of the CRESTS in which event the Company could, at its option, redeem the Convertible Debentures for cash. See "Certain United States Federal Income Tax Consequences--Distribution of Convertible Debentures or Cash Upon Liquidation of the Trust." The Trust will issue a press release announcing any such redemption.

         If the Company does not elect any of the options described above, the CRESTS will remain outstanding until the repayment of the Convertible Debentures, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing, under the Indenture, the Company, as borrower, will be obligated to pay any taxes, duties, assessments and other governmental charges (other than United States withholding taxes) to which the Trust has become subject as a result of a Tax Event. See "Description of the Convertible Debentures--Payment of Expenses of the Trust."

         "Investment Company Event" as used herein means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date on which the CRESTS were initially issued and sold.

         "Tax Event" as used herein means the receipt by the Trust of an opinion of independent tax counsel experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the date on which the CRESTS were initially issued and sold, there is more than an insubstantial risk that
(i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Convertible

Debentures, (ii) interest payable by the Company on the Convertible Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges; provided, however, that a Tax Event shall not be deemed to occur under (ii) above if the Company is merely required to defer taking a deduction for any interest or OID that accrues with respect to the Convertible Debentures until such interest payment or OID is paid by the Company in cash.

         Recently, the IRS asserted that the interest payable on a security with terms that are similar to the terms of the Convertible Debentures (but with a longer maturity than the Convertible Debentures) was not deductible for United States federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the IRS's position on this matter. If this matter is in fact litigated and the Tax Court were to sustain the IRS's position on this matter, such judicial decision could constitute a Tax Event which could result in an early mandatory redemption of the CRESTS.

REDEMPTION PROCEDURES

         CRESTS redeemed on each redemption date will be redeemed at the redemption price in respect of the Convertible Debentures plus an amount equal to accrued and unpaid Distributions thereon through the date of redemption (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment of the Convertible Debentures. Redemptions of the CRESTS will be made and the Redemption Price will be payable on each redemption date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See "-- Subordination of Common Securities."

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of CRESTS to be redeemed at its registered address and be published in a newspaper of general circulation in New York City made once a week for two successive weeks commencing not less than 30 nor more than 60 days before the redemption date. If the Trust gives a notice of redemption in respect of the CRESTS, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") funds sufficient to pay the applicable Redemption Price for all securities held at DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the CRESTS. See "Book-Entry Issuance." If any CRESTS are not represented by one or more Global Certificates, the Trust, to the extent funds are available, will irrevocably deposit with the Paying Agent (as defined herein) for such CRESTS funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the CRESTS. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any CRESTS called for redemption will be payable to the holders of such CRESTS on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited or paid as required, then immediately prior to the close of business on the date of such deposit or payment, all rights of the holders of such CRESTS so called for redemption will cease, except the right of the holders of such CRESTS to receive the Redemption Price, but without interest on such Redemption Price, and such CRESTS will cease to be outstanding. In the event that any date fixed for redemption of CRESTS is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

         In the event that payment of the Redemption Price in respect of CRESTS called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such CRESTS will continue to accumulate at the applicable rate per annum, from the redemption date originally established by the Trust for the CRESTS to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See
"-- Distributions."

         Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding CRESTS by tender, in the open market or by private agreement.

         If fewer than all of the Trust Securities issued by the Trust are to be redeemed on a redemption date, then the aggregate amount of such Trust Securities to be redeemed will be allocated pro rata among the CRESTS and the Common Securities and the CRESTS to be redeemed will be redeemed pro rata from each holder of CRESTS, it being understood that, in respect of CRESTS registered in the name of and held of record by DTC or its nominee, the distribution of the proceeds of such redemption will be made to each member of, or participant in, DTC (or person on whose behalf such nominee holds such securities) in accordance with the procedures applied by DTC or its nominee. If CRESTS are represented by one or more Global Certificates, they will be redeemed as described below under "Book-Entry Issuance." For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of CRESTS shall relate, in the case of any CRESTS redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of CRESTS which has been or is to be redeemed.

REPURCHASE AT THE OPTION OF HOLDERS UPON NON-COMPLETION OF MERGER

         In the event that the Amended Merger Agreement is terminated or the Merger has not been consummated by December 31, 1998, each holder of CRESTS will have the right to require the Company to repurchase Convertible Debentures in an aggregate principal amount equal to the aggregate liquidation amount of CRESTS that a holder elects to cause the Trust to repurchase pursuant to the offer described below (the "Non-Completion Offer") at an offer price in cash (the "Non- Completion Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of repurchase. Within 20 days after the date (the "Date of Non-Completion") that is the earlier of (i) the date of termination of the Amended Merger Agreement and (ii) December 31, 1998 if the Merger has not been consummated by such date, the Trust will issue a press release and mail a notice (the "Non-Completion Notice") to each holder offering to repurchase the CRESTS, on the date specified in the Non-Completion Notice (the "Non-Completion Payment Date"), which date shall be no earlier than 30 days and not later than 60 days from the date such Non-Completion Notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company and the Trust will comply with the requirements of Rule 13e-4 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Convertible Debentures and the CRESTS.

         On the Non-Completion Payment Date, the Company will, to the extent lawful, (i) deposit with the Property Trustee an amount equal to the Non-Completion Payment in respect of the aggregate principal amount of Convertible Debentures tendered by the Property Trustee and (ii) deliver or cause to be delivered to the Debenture Trustee the Convertible Debentures so tendered together with a certification setting forth the aggregate principal amount of Convertible Debentures or portions thereof being purchased by the Company. On the Non-Completion Payment Date, the Property Trustee will, to the extent lawful and to the extent that funds are available, (i) tender to the Company an aggregate principal amount of Convertible Debentures equal to the aggregate liquidation amount of CRESTS properly tendered by holders pursuant to the Non-Completion Offer, (ii) accept for payment all CRESTS or portions thereof properly tendered pursuant to the Non-Completion Offer, (iii) deposit irrevocably with DTC an amount equal to the Non-Completion Payment in respect of all CRESTS or portions thereof so tendered which were represented by one or more Global Certificates and give DTC irrevocable instructions and authority to pay the Non-Completion Payment to the relevant accounts at DTC or, if any CRESTS so tendered are not represented by one or more Global Certificates, deposit irrevocably with the Paying Agent (as defined herein) for such CRESTS an amount equal to the Non-Completion Payment in respect of such CRESTS and give such Paying Agent irrevocable instructions and authority to pay the Non-Completion Payment to the holders thereof. The Debenture Trustee will promptly authenticate and deliver to the Property Trustee a new Convertible Debenture equal in principal amount to any unpurchased portion of the Convertible Debentures surrendered, if any. The Trust will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new CRESTS equal in liquidation amount to any unpurchased portion of the CRESTS surrendered, if any.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that if on any Distribution Date or redemption date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding CRESTS for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding CRESTS then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the CRESTS then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         Pursuant to the Declaration, the Trust shall automatically dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the Convertible Debentures to the holders of the Trust Securities; (iii) the redemption of all of the CRESTS in connection with the maturity or redemption of all of the Convertible Debentures; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust; and (v) June 30, 2020.

         In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Trust (each a "Liquidation"), the holders of the CRESTS on the date of the Liquidation will be entitled to receive, out of the assets of the Trust available for distribution to holders of Trust Securities after satisfaction of the Trusts' liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $50 per CRESTS plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the Trust Securities shall be distributed on a pro rata basis to the holders of the Trust Securities in exchange for such Trust Securities. If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the CRESTS shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the CRESTS, except that if an Indenture Event of Default has occurred and is continuing, the CRESTS shall have a preference over the Common Securities with regard to such distributions.

         After the liquidation date is fixed for any distribution of Convertible Debentures to holders of the CRESTS (i) the CRESTS will no longer be deemed to be outstanding, (ii) if the CRESTS are represented by one or more Global Certificates, DTC or its nominee, as a record holder of CRESTS, will receive a registered Global Certificate or Certificates representing the Convertible Debentures to be delivered upon such distribution and (iii) any certificates representing CRESTS not held by DTC or its nominee will be deemed to represent Convertible Debentures having a principal amount equal to the liquidation amount of such CRESTS, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such CRESTS until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Convertible Debentures.

TRUST ENFORCEMENT EVENTS

         An Indenture Event of Default constitutes an event of default under the Declaration with respect to the Trust Securities (a "Trust Enforcement Event"). See "Description of the Convertible Debentures -- Indenture Events of Default."

         Upon the occurrence and continuance of a Trust Enforcement Event, the Property Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal amount of the Convertible Debentures due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

         If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of CRESTS may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting a legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal, or premium on the Convertible Debentures on the date such interest, principal, or premium is otherwise payable (or in the case of redemption, the redemption date), then the registered holder of CRESTS may directly institute a proceeding for enforcement of payment to such holder of the principal of, premium, if any, or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the CRESTS of such holder on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the rights of the Company, as holder of the Common Securities, will be subrogated to the rights of such holder of CRESTS under the Declaration to the extent of any payment requested to be made by the Company to such holder of CRESTS in such Direct Action.

         Pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the CRESTS have been cured, waived or otherwise eliminated. Until such Trust Enforcement Events with respect to the CRESTS have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the CRESTS and only the holders of the CRESTS will have the right to direct the Property Trustee in accordance with the terms of the CRESTS.

VOTING RIGHTS; AMENDMENT OF DECLARATION

         Except as provided below and as otherwise required by law and the Declaration, the holders of the CRESTS will have no voting rights.

         So long as any Convertible Debentures are held by the Property Trustee, the holders of a majority in liquidation amount of the CRESTS shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) consent to any amendment or modification of the Indenture or the Convertible Debentures where such consent shall be required or (iii) waive any past default and its consequences that is waivable under the Indenture; provided, however, that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the CRESTS may direct the Property Trustee to declare the principal of and premium, if any, and interest on the Convertible Debentures due and payable; provided, further, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the CRESTS which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or to take such action. The Property Trustee shall notify each holder of the CRESTS of any notice of any Indenture Event of Default which it receives from the Company with respect to the Convertible Debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the Convertible Debentures.

         The Declaration may be amended from time to time by the Company and a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the CRESTS, (i) to cure any ambiguity or correct or supplement any provisions in the Declaration that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration, (ii) to add to the covenants, restrictions or obligations of the Company in its capacity as sponsor of the Trust, (iii) to conform to any change in Rule 3a-5 under the 1940 Act or written change in interpretation or application of Rule 3a-5 under the 1940 Act by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities or (iv) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Trust Securities. The Declaration may be amended by the Company and a majority of the Regular Trustees with (i) the consent of holders representing not less than 66-2/3% in liquidation amount of the outstanding CRESTS and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status for United States federal income tax purposes as a grantor trust or the Trust's exemption from status as an "investment company" under the 1940 Act; provided that, if any amendment or proposal that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, would adversely affect only the CRESTS or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66-2/3% in liquidation amount of such class of Trust Securities affected thereby, provided, further that without the consent of each holder of Trust Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         Any required approval or direction of holders of CRESTS may be given at a meeting of holders of CRESTS convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of CRESTS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of CRESTS in the manner set forth in the Declaration.

         No vote or consent of the holders of CRESTS will be required for the Trust to redeem and cancel the CRESTS in accordance with the Declaration.

         Notwithstanding that holders of CRESTS are entitled to vote or consent under any of the circumstances described above, any of the CRESTS that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the CRESTS.

         Registration of transfers or exchanges of CRESTS will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. If the CRESTS are to be redeemed in part, the Trust will not be required (i) to issue, register the transfer of or exchange any CRESTS during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or (ii) to register the transfer or exchange of any CRESTS so selected for redemption, except in the case of any CRESTS being redeemed in part, any portion thereof not to be redeemed or returned.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of CRESTS unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution payment dates or, if the CRESTS are not represented by one or more Global Certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Company) to act as Paying Agent.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the CRESTS, the Delaware Trustee or the Property Trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity (if not the Trust) either
(a) expressly assumes all of the obligations of the Trust with respect to the CRESTS or (b) substitutes for the CRESTS other securities having substantially the same terms as the CRESTS (the "Successor Securities") so long as the Successor Securities rank the same as the CRESTS rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the CRESTS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the holders of the CRESTS (including any Successor Securities) in any material respect, (v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the CRESTS (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes,
(vii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (viii) such successor entity expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the CRESTS, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the CRESTS not to be treated as owning an undivided interest in the Convertible Debentures.

MERGER OR CONSOLIDATION OF TRUSTEES

         Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which such Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

MISCELLANEOUS

         The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Convertible Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. The Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the CRESTS.

         The Trust may not borrow money, issue debt, reinvest proceeds derived from investments, mortgage or pledge any of its assets. In addition the Trust may not undertake any activity that would cause the Trust not to be classified as a grantor trust for United States federal income tax purposes.

                    DESCRIPTION OF THE CONVERTIBLE DEBENTURES

         The following description is subject to, and is qualified in its entirety by reference to, the Indenture. Certain capitalized terms used herein are defined in the Indenture.

         Under certain circumstances involving the dissolution of the Trust, including following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description the CRESTS -- Redemption -- Special Event Distribution or Redemption of Convertible Debentures."

GENERAL

         The Convertible Debentures were issued as an unsecured series of debt under the Indenture. The Convertible Debentures are limited in aggregate principal amount to the aggregate liquidation amount of all Trust Securities. Additional series of debt may be issued under the Indenture.

         The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein), if any, on June 30, 2010.

         If Convertible Debentures are distributed to holders of CRESTS in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued as a Global Security (as defined herein). See "--Book-Entry Issuance." As described herein, under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry Issuance--Depositary Procedures." In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Debenture Trustee in New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of the Convertible Debentures is the Property Trustee, the payment of principal of, premium, if any, and interest on the Convertible Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SUBORDINATION

         The Convertible Debentures are subordinated and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company but senior to all capital stock of the Company now outstanding or hereafter issued by the Company, to the extent set forth in the Indenture.

         In the event that (i) the Company shall default in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice describing such event of default is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment and event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the Convertible Debentures or any interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Convertible Debentures.

         In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of its creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of the Convertible Debentures. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Indenture with respect to the indebtedness evidenced by the Convertible Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for such subordination provisions) be payable or deliverable in respect of the Convertible Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the Convertible Debentures by any act or failure to act on the part of the Company.

         Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the rights of the holders of the Convertible Debentures shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the Convertible Debentures shall have been paid in full, and such payments or distributions received by the holders of the Convertible Debentures, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors (other than the holders of Senior Indebtedness), on the one hand, and the holders of the Convertible Debentures, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of the Convertible Debentures.

         The term "Senior Indebtedness" means, with respect to the Company, the principal, premium, if any, and interest on (i) all indebtedness of the Company, whether outstanding on the date hereof or hereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities (other than trade accounts payable in the ordinary course of business), (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which the Company is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the Convertible Debentures. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. At June 30, 1998, the Senior Indebtedness of the Company aggregated approximately $287.9 million (including indebtedness of the consolidated subsidiaries of the Company.

         The terms of the Convertible Debentures place no limit on the aggregate amount of Senior Indebtedness that may be issued or incurred by the Company and do not limit obligations of subsidiaries of the Company which obligations are structurally senior to the Convertible Debentures.

CERTAIN COVENANTS OF THE COMPANY

         Except as otherwise provided in the Indenture, for so long as the Convertible Debentures are held by the Property Trustee, the Company will covenant (i) to maintain directly or indirectly ownership of all of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities,
(ii) to cause the Trust to remain a statutory business trust, except in connection with a distribution of the Convertible Debentures, the redemption of all Trust Securities, or certain mergers, consolidations or amalgamations to holders of Trust Securities, each as permitted by the Declaration, and not to voluntarily dissolve, wind-up, liquidate or to be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the 1940 Act, as amended and (iv) take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

OPTIONAL REDEMPTION

         The Company will have the right to redeem the Convertible Debentures for cash on and after July 3, 2002, in whole at any time or in part from time to time upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount of the Convertible Debentures), together with accrued and unpaid interest thereon, including Compounded Interest, if any, to, but excluding, the redemption date. If the Convertible Debentures are redeemed during the period beginning July 3, 2002 and ending on June 27, 2003, the Redemption Price shall be 104.2%, and if redeemed thereafter during the 12-month period beginning on June 30 of the following years, the Redemption Prices shall be as set forth below:

          YEAR                               REDEMPTION PRICE
          ----                               ----------------
          2003                               103.5%
          2004                               102.8%
          2005                               102.1%
          2006                               101.4%
          2007                               100.7%
          2008 and thereafter                100.0%

         The Company may exercise its right to redeem the Convertible Debentures for cash as set forth above provided that the redemption price (other than the portion thereof consisting of accrued and unpaid interest (including Compounded Interest, if any)) is payable solely out of the sale proceeds of other equity securities of the Company, and from no other source. For purposes of the preceding sentence, "equity securities" means (i) any equity securities, including common stock and preferred stock, of the Company, (ii) any securities, which by their terms, are mandatorily convertible or exchangeable for, or require the purchase of, such common stock or preferred stock and (iii) preferred securities issued by a business trust, partnership or limited liability company, all of the common equity of which is owned, directly or indirectly, by the Company and the sole assets of which are subordinated debt securities with interest payments deferrable at the Company's option.

         The Company shall also have the right to redeem the Convertible Debentures, in whole or in part, for cash from time to time after July 3, 2002, upon not less than 30 days' nor more than 60 days' notice to the holders, at a redemption price equal to 100% of the aggregate principal amount of the Convertible Debentures to be redeemed, together with accrued and unpaid interest (including Compounded Interest, if any) thereon to, but excluding, the date of such redemption. The Company may exercise such right to redeem the Convertible Debentures by notice given on any date only if (i) for 20 trading days within any period of 30 consecutive trading days ending on such date, including the last day of such period, the Closing Price (as defined in the Indenture) of the shares of Servico Common Stock exceeds $25.71 per share (subject to adjustment upon the occurrence of the events described under "Description of the CRESTS -- Conversion Rights -- Conversion Price Adjustments") with respect to the Conversion Price and (ii) on or prior to the date of the notice of redemption is given, the Company shall have entered into an agreement, subject to customary terms and conditions, with a nationally recognized investment banking firm pursuant to which such firm shall have agreed to purchase from the Company such number of whole shares of Servico Common Stock as would have been issuable upon conversion of Convertible Debentures that are not surrendered for conversion prior to the close of business on the redemption date.

         To exercise its right to redeem the Convertible Debentures, the Company shall issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions described in the preceding sentences have, from time to time, been met. Such press release shall announce the redemption and set forth the aggregate principal amount of Convertible Debentures that the Company intends to redeem and, if the Property Trustee is the holder of the Convertible Debentures, that such redemption will result in the redemption of an equal liquidation amount of Trust Securities. Notice of any redemption of the Convertible Debentures shall be given by the Company by mail to each holder of Convertible Debentures to be redeemed not fewer than 30 nor more than 60 days before the date fixed for redemption of the Convertible Debentures. If the Convertible Debentures have been distributed to Holders in liquidation of the Trust, notice of any redemption shall also be given by publication made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date in a newspaper of general circulation in New York City.

         Notwithstanding the foregoing, the Company may not redeem any Convertible Debentures unless all accrued and unpaid interest (including Compounded Interest, if any) has been paid on all outstanding Convertible Debentures for all quarterly interest payment periods terminating on or prior to the last interest payment date before the date of redemption. If Convertible Debentures are redeemed on March 31, June 30, September 30, or December 31, accrued and unpaid interest (including Compounded Interest, if any) shall be payable to holders of record on the record date for such interest payment.

         The Company shall also have the right to redeem the Convertible Debentures at any time in certain circumstances upon the occurrence of a Special Event as described under "Description of the CRESTS -- Redemption -- Special Event Distribution or Redemption of Convertible Debentures" for cash at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon (including Compounded Interest, if any), to, but excluding, the redemption date.

         If the Convertible Debentures are only partially redeemed, the Convertible Debentures will be redeemed pro rata by the Debenture Trustee.

         So long as the CRESTS are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem CRESTS.

OBLIGATION TO REPURCHASE UPON NON-COMPLETION OF MERGER

         In the event that the Amended Merger Agreement is terminated or the Merger has not been consummated by December 31, 1998, the Company will be required to offer to repurchase the Convertible Debentures. If the CRESTS are outstanding on the Date of Non-Completion, the Company will be required to repurchase Convertible Debentures in an aggregate principal amount equal to the aggregate liquidation amount of CRESTS that a holder elects to cause the Trust to repurchase pursuant to the offer described under "Description of the CRESTS -- Repurchase at the Option of Holders Upon Non-Completion of the Merger." If at the time of mailing any Non-Completion Offer, the Convertible Debentures have been distributed to holders in liquidation of the Trust, then the Non-Completion Notice will be mailed by the Company to each holder of the Convertible Debentures and the Company will be required to repurchase Convertible Debentures from the holders thereof who properly tender Convertible Debentures pursuant to the Non-Completion Offer. See "Description of the CRESTS -- Repurchase at the Option of Holders Upon Non-Completion of the Merger."

INTEREST

         Each Convertible Debenture will bear interest at the rate of 7% per annum, subject to increase as described below, from and including the first date of original issuance. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31, of each year (each, an "Interest Payment Date"), commencing September 30, 1998, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business

Day next preceding such Interest Payment Date. In the event the CRESTS shall not continue to remain in book-entry only form and the Convertible Debentures are not in the form of a Global Security, the Company shall have the right to select record dates, which shall be at least one Business Day before an Interest Payment Date.

         The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

         If a Reset Transaction (as defined herein) occurs, the interest rate on the Convertible Debentures will be adjusted to equal the Adjusted Interest Rate (as defined herein) from the effective date of such Reset Transaction to but not including the earlier of (x) the effective date of any succeeding Reset Transaction or (y) the Stated Maturity. "Reset Transaction" means (i) a merger, consolidation or statutory share exchange to which the Person that is the issuer of the common stock into which the Convertible Debentures are then convertible is a party, (ii) a sale of all or substantially all assets of such Person, (iii) a recapitalization of such common stock or a distribution described in clause
(iii) of the first paragraph under "Description of the CRESTS -- Conversion Rights -- Conversion Price Adjustments," or (iv) the election by the Person that is the issuer of the common stock into which the Convertible Debentures are then convertible to be a real estate investment trust (as defined in Section 856 of the Internal Revenue Code of 1986, as amended), after the effective date of which transaction, distribution or election described in clauses (i) through
(iv) above, Convertible Debentures are convertible into shares of an entity (x) the common stock of which had a Dividend Yield for the four fiscal quarters of such entity immediately preceding the public announcement of such transaction or distribution which was, or (y) that announces a dividend policy prior to the effective date of such transaction or distribution which policy, if implemented, would result in a Dividend Yield on such common stock for the next four fiscal quarters of such entity which would be more than 250 basis points higher than the Dividend Yield on the common stock into which the Convertible Debentures are convertible prior to such transaction, distribution or election for the four fiscal quarters immediately preceding the public announcement of such transaction, distribution or election. The Merger is not anticipated to be a Reset Transaction.

         The "Adjusted Interest Rate," with respect to any Reset Transaction, will be the rate per annum that is the arithmetic average of the rates quoted by two Reference Dealers selected by the Company or its successor as the rate that the Convertible Debentures should bear so that the fair market value, expressed in dollars, of a Convertible Debenture immediately after the later of (i) public announcement of such Reset Transaction and (ii) public announcement of a change in dividend policy in connection with such Reset Transaction but without giving effect to any anti-dilution provisions applicable to such Reset Transaction will equal the greater of (i) the average Trading Price of CRESTS or, if the Convertible Debentures have been distributed in liquidation of the Trust, a Convertible Debenture for the 20 Trading Days immediately preceding the date of public announcement of such Reset Transaction and (ii) the sum of (A) the fair market value of a Convertible Debenture immediately after such public announcement and (B) the amount of the decrease, if any, in the fair market value of a Convertible Debenture solely attributable to the increase in the Dividend Yield (excluding the effect of any change in the Trading Price of the common stock into which the Convertible Debentures are convertible that is attributable solely to the increase in the Dividend Yield); provided that the Adjusted Interest Rate shall not be less than 7% per annum.

         As used in the two preceding paragraphs, (i) "Dividend Yield," on any security for any period, means the dividends paid or proposed to be paid pursuant to an announced dividend policy on such security for such period divided by, if with respect to dividends paid on such security, the average Closing Price of such security during such period and, if with respect to dividends so proposed to be paid on such security, the Closing Price of such security on the effective date of the related Reset Transaction, (ii) "Reference Dealer" means a dealer engaged in the trading of convertible securities and
(iii) "Trading Price" of a security on any date of determination means (a) the closing sale price (or, if no closing price is reported, the last reported sale price) of a security (regular way) on the NYSE on such date, (b) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (c) if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, (iv) if such security is not so reported, the price quoted by Interactive Data Corporation ("IDC") for such security or, if IDC is not quoting such price, a similar quotation service selected by the Company, (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least two dealers recognized as market-makers for such security or (vi) if such security is not so quoted, the average of the last bid and ask prices for such security from a Reference Dealer.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as the Company is not in default in the payment of interest on the Convertible Debentures, the Company will have the right, at any time, and from time to time, during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods nor extending beyond the Stated Maturity of the Convertible Debentures, during which Extension Period no interest will be due and payable. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the then applicable rate for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures.

         During any such Extension Period, the Company shall not, and shall not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Convertible Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Convertible Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

         If the Property Trustee shall be the only holder of the Convertible Debentures, the Company shall give the Regular Trustees, the Property Trustee and the Debenture Trustee notice of its election of such Extension Period one Business Day prior to the earlier of (i) the next date on which Distributions on the CRESTS are payable or (ii) the date the Regular Trustees are required to give notice to any national stock exchange or other organization on which the CRESTS are listed or quoted, if any, or to holders of the CRESTS as of the record date or the Distribution Date. If the Trustee shall not be the holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures notice of its election of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date for the first quarter of such Extension Period or (ii) the date upon which the Company is required to give notice of the record or payment date of such related interest payment to holders of the Convertible Debentures.

CONVERSION

         The Convertible Debentures will be convertible into Servico Common Stock at the option of the holders of the Convertible Debentures at the initial conversion price of $21.42 per share of Servico Common Stock, subject to the conversion price adjustments described under "Description of the CRESTS -- Conversion Rights -- Conversion Price Adjustments." The right to convert Convertible Debentures will terminate prior to the close of business (i) on June 28, 2010 or (ii) in the case of Convertible Debentures called for redemption, on the second Business Day prior to the related redemption date, unless the Company shall default in making payment of any moneys or shares of Servico Common Stock payable upon such redemption.

         Except as provided below, accrued but unpaid interest will not be paid in cash on Convertible Debentures that are converted nor will such accrued interest be converted into additional shares of Servico Common Stock. Holders of Convertible Debentures at the close of business on an interest record date will be entitled to receive the interest payable on such Convertible Debentures (except that holders of Convertible Debentures called for redemption on a redemption date between such record date and the Interest Payment Date shall not be entitled to receive such interest on such Interest Payment Date) on the corresponding Interest Payment Date notwithstanding the conversion of such Convertible Debentures following such interest record date and prior to such Interest Payment Date. However, Convertible Debentures surrendered for conversion during the period between the close of business on any interest record date and the opening of business on the corresponding Interest Payment Date (except Convertible Debentures called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest payable on such Convertible Debentures on such Interest Payment Date. A holder of Convertible Debentures on an interest record date who (or whose transferee) tenders any such Convertible Debentures for conversion into shares of Servico Common Stock on the corresponding Interest Payment Date will receive the interest payable by the Company on such Convertible Debentures on such date, and the converting holder need not include payment of the amount of such interest upon surrender of Convertible Debentures for conversion. The Company will make no payment or allowance for dividends on the shares of Servico Common Stock issued upon conversion.

         The Convertible Debentures held by the Trust will not be converted except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of CRESTS. Upon surrender of CRESTS to the Conversion Agent for conversion, the Trust will distribute Convertible Debentures to the Conversion Agent on behalf of the holder of the CRESTS so converted, whereupon the Conversion Agent will convert such Convertible Debentures to the Servico Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Servico Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for.

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
PAYMENT OF EXPENSES OF THE TRUST

         Under the terms of the Indenture, the Company, as borrower, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or other governmental charges of whatever nature (other than United States withholding taxes) imposed on the Trust by the United States or any other domestic taxing authority) and the offering of the Trust Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities), so that the net amounts received and retained by the Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the Trust would have received had no such fees, expenses, debts and obligations been incurred by or imposed on the Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary to give full effect to the foregoing.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Except as otherwise provided in the Indenture, the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than the Company) is a domestic corporation and assumes the Company's obligations under the Convertible Debentures and the Indenture.

INDENTURE EVENTS OF DEFAULT

         Any one of the following events will constitute an Indenture Event of Default with respect to the Convertible Debentures:

                  (a) default in the payment of any interest on the Convertible Debentures when due and payable, if continued for 30 days after written notice has been given as provided in the Indenture, whether or not such payment is prohibited by the subordination provisions of the Indenture and the Convertible Debentures, provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest;

                  (b) default in the payment of Liquidated Damages (under the Registration Rights Agreement), if any, or of principal of (or premium, if any, on) the Convertible Debentures when due and payable whether or not such payment is prohibited by the subordination provisions of the Indenture and the Convertible Debentures;

                  (c) failure to perform any other covenant of the Company in the Indenture or the Convertible Debentures (other than a covenant included in the Indenture solely for the benefit of any series of debt securities other than the Convertible Debentures), if continued for 90 days after written notice has been given as provided in the Indenture;

                  (d) failure of the Company to deliver the Servico Common Stock or shares of another class of common stock of the Company upon a valid conversion election by the holder or holders of the Convertible Debentures to convert such Convertible Debentures into shares of Servico Common Stock or shares of such other class of common stock (whether or not such conversion is prohibited by the subordination provisions of the Indenture and the Convertible Debentures);

                  (e) the occurrence of an event of default under any mortgage, indenture, loan agreement or other instrument under which the Company has or shall hereafter have outstanding indebtedness for borrowed money in excess of $10,000,000 which has become due and payable by its terms and has not been paid or whose maturity has been accelerated and such payment default has not been cured or such acceleration has not been annulled within 30 days after written notice as provided in the Indenture;

                  (f) certain events in bankruptcy, insolvency or reorganization involving the Company; or

                  (g) the voluntary or involuntary dissolution, winding-up, or termination of the Trust, except in connection with (i) the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust or of their interest in the Trust, (ii) the redemption of the CRESTS and (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

         If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Convertible Debentures, will have the right under the Indenture to declare the principal of the Convertible Debentures (including any Compounded Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Debentures. An Indenture Event of Default also constitutes a Trust Enforcement Event. The holders of CRESTS in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Convertible Debentures. In addition, if the Property Trustee fails to enforce its rights under the Convertible Debentures any holder of CRESTS may institute a legal proceeding against the Company to enforce the

Property Trustee's rights under the Convertible Debentures. See "Description of the CRESTS -- Trust Enforcement Events" and "--Voting Rights; Amendment of Declaration." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), the Company acknowledges that a holder of CRESTS may then institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. Notwithstanding any payments made to such holder of CRESTS by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Property Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such CRESTS with respect to payments on the CRESTS to the extent of any payments made by the Company to such holder in any Direct Action. The holders of CRESTS will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         If any Indenture Event of Default shall occur and be continuing and the Convertible Debentures have been distributed to the holders of the Trust Securities upon a liquidation of the Trust, the holders of not less than 25% in aggregate principal amount of the Convertible Debentures will have the right to declare the principal of the Convertible Debentures (including any Compounded Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce their other rights as a creditor with respect to the Convertible Debentures.

DEFEASANCE

         The obligations of the Company with respect to the payment of the principal, Liquidated Damages, if any, premium, if any, and interest on, the Convertible Debentures will terminate if the Company irrevocably deposits or causes to be deposited with the Debenture Trustee, under the terms of an escrow trust agreement satisfactory to the Debenture Trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Convertible Debentures, (i) money, (ii) U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable on the Convertible Debentures, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal, premium, if any, and interest on the Convertible Debentures. The discharge of the Convertible Debentures is subject to certain other conditions, including, without limitation, (a) no Indenture Event of Default or event (including such deposit) which with notice or lapse of time would become an Indenture Event of Default shall have occurred and be continuing on the date of such deposit, (b) such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement or other instrument binding upon the Company or its subsidiaries or any of their properties and (c) the Company shall have delivered to the Debenture Trustee an opinion of counsel or a private letter ruling by the IRS satisfactory to the Trustee to the effect that holders of the Convertible Debentures will not recognize income, gain or loss for federal income tax purposes if the Company makes such deposit. The conversion rights under the Indenture will survive until the Convertible Debentures are no longer outstanding.

MODIFICATION, WAIVER, MEETINGS AND VOTING

     MODIFICATION OF INDENTURE

         The Indenture will provide that the Company and the Debenture Trustee may, without the consent of any holders of Convertible Debentures, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Indenture Events of Default, or curing ambiguities or inconsistencies in such Indenture, or making other changes to the Indenture or form or terms of the Convertible Debentures, provided such action does not have a material adverse effect on the interests of the holders of the Convertible Debentures. In addition, modifications and amendments of the Indenture may be made by the Company and the Debenture Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Convertible Debentures and all other series of debt securities issued under the Indenture then outstanding affected, acting as one class, by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of each holder of Convertible Debentures outstanding that is affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or rate of interest on the Convertible Debentures,
(b) reduce the principal, premium, if any, or interest on any Convertible Debentures, (c) change the place of payment or the currency or currency unit in which the Convertible Debentures or interest thereon is payable, (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Convertible Debentures, (e) reduce the percentage in principal amount of the Convertible Debentures then outstanding required for modification or amendment of the Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (f) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (g) make any change that would materially adversely affect the right to convert the Convertible Debentures or (h) modify any of the above provisions; provided, further, no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate liquidation amount of the Trust Securities shall have consented to such modification or amendment; provided, further, that where a consent under the Indenture would require the consent of the holders of more than 66 2/3% of the principal amount of the Convertible Debentures, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment.

     WAIVER OF DEFAULT

         The holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding may, on behalf of the holders of all Convertible Debentures, waive any past default under the Indenture with respect to the Convertible Debentures except a default (a) in the payment of principal, premium, if any, or any interest on the Convertible Debentures and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Convertible Debentures then outstanding. Such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver; provided, further, that where a consent under the Indenture would require the consent of the holders of more than a majority in principal amount of the Convertible Debentures, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such waiver.

     MEETINGS AND VOTING

         A meeting may be called at any time by the Debenture Trustee, and upon request, by the Company pursuant to a resolution of the Board or the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding. Except as described above under "-- Modification of Indenture" and "-- Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of Convertible Debentures then outstanding is present may be adopted by the affirmative vote of the lesser of
(i) the holders of a majority in principal amount of the Convertible Debentures then outstanding, and (ii) the holders of 66 2/3% in principal amount of the Convertible Debentures then outstanding represented and voting at the meeting; provided, however, that if any consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the Convertible Debentures then outstanding, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of (a) the holders of such specified percentage in principal amount of the Convertible Debentures then outstanding and (b) a majority in principal amount of Convertible Debentures then outstanding of such series represented and voting at the meeting. Any resolution passed or decision taken at any meeting of holders of Convertible Debentures duly held in accordance with the Indenture will be binding on all holders of Convertible Debentures whether or not present or represented at the meeting.

         Except with respect to certain reconvened meetings, the quorum at a meeting of the holders of Convertible Debentures will be persons holding or representing a majority in principal amount of the Convertible Debentures then outstanding.

LODGIAN ASSUMPTION

         The Indenture, the Guarantee and the Declaration provide that, in the event the Merger is consummated, Lodgian will assume the Company's obligations under the Guarantee, the Declaration, the Convertible Debentures and the Indenture. Additionally, the Amended Merger Agreement provides that each share of Servico Common Stock will be converted in the Merger into the right to receive one share of Lodgian Common Stock. Accordingly, each Convertible Debenture (and thus each CRESTS) outstanding after consummation of the Merger will be convertible into shares of Lodgian Common Stock at the same conversion price, on the same terms, in the same manner and subject to the same future adjustments as set forth under "Description of the CRESTS -- Conversion Rights."

BOOK-ENTRY ISSUANCE

         If distributed to holders of CRESTS in connection with the involuntary or voluntary dissolution, winding-up, or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the form of one or more global certificates registered in the name of DTC or its nominee. If the Convertible Debentures are so distributed to holders of CRESTS in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Convertible Debentures. For further information, see "Book-Entry Issuance--Depositary Procedures."

         None of the Company, the Trust, the Property Trustee, any Paying Agent and any other agent of the Company or the Debenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than DTC or its nominee under the circumstances set forth under "Book-Entry Issuance."

GOVERNING LAW

         The Indenture and the Convertible Debentures will be governed by and construed in accordance with the laws of the State of New York.

MISCELLANEOUS

         The Indenture will provide that the Company, as borrower, will pay all fees and expenses related to (i) the issuance and exchange of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the CRESTS.

         The Company will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                          DESCRIPTION OF THE GUARANTEE

GENERAL

         This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. At the time the Registration Statement of which this Prospectus forms a part becomes effective, the Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as Guarantee Trustee for purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the CRESTS.

         The following payments or distributions with respect to the CRESTS, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the CRESTS, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the Redemption Price and all accumulated and unpaid Distributions with respect to any CRESTS called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the exchange of all of the CRESTS for Convertible Debentures and the conversion thereof into Servico Common Stock or any other class of common stock of the Company or the distribution of the Convertible Debentures to holders of the CRESTS), the lesser of (a) the aggregate liquidation amount of the CRESTS and all accumulated and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of CRESTS. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable CRESTS or by causing the Trust to pay such amounts to such holders.

         The holders of not less than a majority in aggregate liquidation amount of the CRESTS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, then any holder of the CRESTS may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Convertible Debentures, the Trust would lack sufficient funds for the payment of Distributions or amounts payable on redemption of the CRESTS or otherwise, and, in such event, holders of the CRESTS would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an Indenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Convertible Debentures on the applicable payment date, then a holder of CRESTS may institute a Direct Action against the Company. Except as described herein, holders of CRESTS will not be able to exercise directly any other remedy available to the holders of Convertible Debentures or assert directly any other rights in respect of the Convertible Debentures. See "Risk Factors -- Risk Factors Relating to the CRESTS -- Enforcement of Certain Rights by Holders of CRESTS."

CERTAIN COVENANTS OF THE COMPANY

         In the Guarantee, the Company has covenanted that, so long as any CRESTS remain outstanding if (i) the Company has exercised its option to defer payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice, would constitute an Indenture Event of Default, then the Company will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Convertible Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Convertible Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of CRESTS (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding CRESTS. The manner of obtaining any such approval of holders of the CRESTS will be as set forth under "Description of the CRESTS -- Voting Rights; Amendment of Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the CRESTS then outstanding.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate as to each holder of CRESTS upon (i) full payment of the Redemption Price and accumulated and unpaid distributions with respect to all CRESTS, (ii) upon distribution of the Convertible Debentures held by the Trust to the holders of the CRESTS, (iii) upon liquidation of the Trust or (iv) upon the distribution of Servico Common Stock to such holder in respect of the conversion of such holder's CRESTS into Servico Common Stock and will terminate completely upon full payment of the amounts payable in accordance with the Declaration.

EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

STATUS OF THE GUARANTEE

         The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee previously, now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to Servico Common Stock. The terms of the CRESTS provide that each holder of CRESTS issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

         The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee and after the curing of all defaults with respect to the Guarantee that may have occurred, undertakes to perform only such duties as are specifically set forth in the Guarantee and, during the occurrence of a default with respect to the Guarantee, shall exercise the same degree of care as a prudent person would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of CRESTS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Guarantee will be governed by, and construed in accordance with the laws of the State of New York.

                         RELATIONSHIP AMONG THE CRESTS,
                  THE CONVERTIBLE DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the CRESTS (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If and to the extent that the Company does not make payments under the Convertible Debentures, the Trust will not have sufficient funds to pay Distributions or other amounts due on the CRESTS. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of CRESTS may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company' obligations under the Declaration, the Convertible Debentures, the Indenture and the Guarantee constitute a full and unconditional guarantee of payments of Distributions and other amounts due on the CRESTS. No single document standing alone or operating in conjunction with fewer than all constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the CRESTS. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest, principal and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover Distributions and other payments due on the CRESTS, because of the following factors (i) the aggregate principal amount of the Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Convertible Debentures will match the Distribution rate and Distribution and other payment dates for the CRESTS; (iii) the Company, as borrower, will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust except the Trust's obligations under the Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

         Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CRESTS

         If a Trust Enforcement Event occurs and is continuing, the holders of CRESTS would rely on the enforcement by the Property Trustee of its rights as registered holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the CRESTS will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Convertible Debentures. The Indenture provides that the Debenture Trustee shall give holders of Convertible Debentures notice of all defaults or events of default within 30 days after occurrence.

         If the Property Trustee fails to enforce its rights under the Convertible Debentures in respect of an Indenture Event of Default after a holder of record of CRESTS has made a written request, such holder of record of CRESTS may, to the extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures. In addition, if the Company fails to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of CRESTS may institute a Direct Action after the respective due date specified in the Convertible Debentures. In connection with such a Direct Action, the Company will have the right under the Indenture to set off any payment made to such holder by the Company. The holders of CRESTS will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

LIMITED PURPOSE OF TRUST

         The CRESTS evidence a beneficial ownership interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Convertible Debentures. A principal difference between the rights of a holder of CRESTS and a holder of Convertible Debentures is that a holder of Convertible Debentures is entitled to receive from the Company the principal amount of and interest accrued on Convertible Debentures held, while a holder of CRESTS is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

         Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the Convertible Debentures, the holders of the CRESTS will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the liquidation distribution in cash. See "Description of the CRESTS -- Liquidation

Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Convertible Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Because the Company is the guarantor under the Guarantee, and pursuant to the Indenture, has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the CRESTS), the positions of a holder of CRESTS and a holder of the Convertible Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., tax counsel to the Company and the Trust ("Tax Counsel"), the following is a summary of the material United States federal income tax consequences of the purchase, ownership, disposition and conversion of the CRESTS and the ownership and disposition of the Servico Common Stock that would be received upon a conversion of the CRESTS. This summary deals only with CRESTS held as capital assets by United States Persons (defined below). As used herein, a "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons as described in section 7701(a)(30) of the Code have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of CRESTS. This summary is based on the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CRESTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CRESTS UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE CRESTS -- REDEMPTION -- SPECIAL EVENT DISTRIBUTION OR REDEMPTION OF CONVERTIBLE DEBENTURES."

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the CRESTS, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation. Accordingly, for United States federal income tax purposes, each beneficial owner (a "holder") of CRESTS generally will be treated as owning an undivided beneficial interest in the Convertible Debentures and each holder will be required to include in its gross income its pro rata share of original issue discount (OID") that accrues on the Convertible Debentures. See "-- Original Issue Discount."

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

         The Company, the Trust and the holders of the CRESTS (by acceptance of a beneficial interest in a CRESTS) will agree to treat the Convertible Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the Convertible Debentures, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Convertible Debentures will be classified as indebtedness for United States federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

         Because the Company has the right to defer the payment of stated interest on the Convertible Debentures, the stated interest on the Convertible Debentures will be considered to give rise to OID within the meaning of section 1273(a) of the Code. Holders of CRESTS must include OID in gross income on a daily economic accrual basis (using the constant-yield-to- maturity method of accrual described in section 1272 of the Code), regardless of their regular method of tax accounting and in advance of the receipt of cash attributable to such income. The application of these OID accrual rules may accelerate the timing of a holder's recognition of such income in certain situations. Actual cash payments of interest on the Convertible Debentures, however, will not be reported separately as taxable income. During an Extension Period, holders will be required to continue to include their pro rata share of the stated interest in their gross income as OID for United States federal income tax purposes, in advance of the receipt of cash payments attributable to such deferred interest. Any amount of OID included in a holder's gross income with respect to a CRESTS will increase such holder's tax basis in such CRESTS, and the amount of distributions received by a holder in respect of such accrued OID will reduce the tax basis of such CRESTS.

         As described under the caption "Description of the Convertible Debentures -- Interest," the interest rate on the Convertible Debentures will be adjusted upon the occurrence of a Reset Transaction. If a Reset Transaction occurs, the calculation of OID would have to be redetermined at such time.

         Corporate holders of CRESTS will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the CRESTS.

MARKET DISCOUNT AND BOND PREMIUM

         Holders of CRESTS other than a holder who purchased the CRESTS upon original issuance may be considered to have acquired their undivided interests in the Convertible Debentures with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the CRESTS.

DISTRIBUTION OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         As described under the caption "Description of the CRESTS -- Redemption" and "-- Liquidation Distribution Upon Dissolution," Convertible Debentures may be distributed to holders in exchange for the CRESTS and in liquidation of the Trust. Under current law, such a distribution would not be taxable, and would result in the holder receiving directly its pro rata share of the Convertible Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its CRESTS before such distribution. If, however, the Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution of Convertible Debentures would likely constitute a taxable event to holders of the CRESTS, in which event the Company could, at its option, redeem the Convertible Debentures, which would be taxable to the Trust and distribute the resulting cash in liquidation of the Trust which would be taxable to holders as described below in "-- Sales of CRESTS."

         A holder would accrue OID in respect of the Convertible Debentures received from the Trust in the manner described above under "-- Original Issue Discount."

         Under certain other circumstances described herein (see "Description of the CRESTS"), the Convertible Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their CRESTS. Under current law, such a redemption would constitute a taxable disposition of the redeemed CRESTS for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed CRESTS for cash. See "-- Sales of CRESTS."

SALES OF CRESTS

         A holder that sells or redeems CRESTS will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the CRESTS and the holder's adjusted tax basis in the CRESTS sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the CRESTS have been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation depending upon the holding period of such capital assets. Holders should consult their own tax advisors regarding the capital gains rates applicable to them. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

         A holder will be required to add any accrued and unpaid OID to its adjusted basis for its CRESTS. To the extent the selling price of such holder's CRESTS is less than the adjusted tax basis (which will include any accrued and unpaid OID), a holder will recognize a capital loss.

CONVERSION OF CRESTS INTO SERVICO COMMON STOCK; CONSEQUENCES OF THE MERGER

         A holder of CRESTS will not recognize income, gain or loss upon either the distribution of the Convertible Debentures or the subsequent conversion, through the Conversion Agent, of Convertible Debentures into Servico Common Stock. A holder of CRESTS will recognize gain upon the receipt of cash in lieu of a fractional share of Servico Common Stock equal to the amount of the cash received less such holder's tax basis in such fractional share. Such a holder's tax basis in the Servico Common Stock received upon conversion should generally be equal to such holder's tax basis in the CRESTS delivered to the Conversion Agent for exchange, minus the basis allocated to any fractional share in respect of which cash is received, and such holder's holding period in the Servico Common Stock received upon conversion will begin on the day after the day the holder acquired the CRESTS delivered to the Conversion Agent for exchange.

         If the Merger occurs and as a result Convertible Debentures are assumed by Lodgian and become convertible into Lodgian Common Stock instead of Servico Common Stock, the assumption of the Convertible Debentures by Lodgian should not be a taxable event and, furthermore, the conversion by a holder of CRESTS, through the Conversion Agent, of the Convertible Debenture into Lodgian Common Stock should not be a taxable event, except with respect to cash received in lieu of fractional shares as discussed above.

CONVERSION PRICE ADJUSTMENT

         Treasury regulations promulgated under section 305 of the Code would treat holders of CRESTS as having received a constructive distribution from the Company in the event the Conversion Price of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest of such holder in the assets or earnings and profits of the Company were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment to the Conversion Price would not be considered made pursuant to such formula if the adjustment was made to compensate for certain taxable distributions with respect to the Servico Common Stock. Thus, under certain circumstances, a reduction in the Conversion Price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits ("E&P") of the Company. Holders of the Convertible Debentures would be required to include their allocable share of such deemed dividend in gross income but will not receive any cash related thereto.

OWNERSHIP OF SERVICO COMMON STOCK

         Distributions received by holders of Servico Common Stock ("Stockholders") in respect of such Servico Common Stock (other than certain distributions of additional shares of Servico Common Stock or rights to acquire additional shares of Servico Common Stock) will be treated as ordinary dividend income ("Dividends") to such Stockholders to the extent such distributions are considered to be paid by the Company out of its E&P, as determined under United States federal income tax principles. Corporate Stockholders may be entitled to a "dividends-received deduction" with respect to such Dividends.

         To the extent that any such distribution exceeds the Company's E&P for a taxable year, such distribution will be treated, first, as a tax-free return of capital to a Stockholder to the extent of such Stockholder's adjusted tax basis in the Servico Common Stock and, thereafter, as capital gain.

         Distributions of additional shares of Servico Common Stock, or rights to acquire additional shares of Servico Common Stock, that are received as part of a pro rata distribution of such shares, or rights to acquire such shares, to all Stockholders of the Company generally should not be subject to United States federal income tax. The tax basis of such new shares or rights generally will be determined by allocating the Stockholder's adjusted tax basis in the "old" shares of Servico Common Stock between such "old" shares and the new shares or rights received by such Stockholder, based upon their relative fair market values on the date of the distribution.

         A Stockholder generally will recognize gain or loss on a sale or other taxable disposition of Servico Common Stock equal to the difference between the amount realized by the Stockholder on such sale or disposition and the Stockholder's adjusted tax basis in such Servico Common Stock. Such gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the Stockholder had held such Servico Common Stock for more than one year immediately prior to such sale or disposition.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Income on the CRESTS held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. Such income will be reported to holders on Forms 1099, which should be mailed to the holders of record prior by January 31 following each calendar year.

         "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

         Payment of the proceeds from disposition of CRESTS (or Convertible Debentures) or Servico Common Stock to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

         Any amounts withheld from a holder of the CRESTS under the backup withholding rules generally will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                               BOOK-ENTRY ISSUANCE

         DTC acts as securities depositary for the CRESTS and, if distributed to holders of CRESTS in connection with the liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures. The CRESTS and the Convertible Debentures are issued only as fully-registered securities registered in the name of DTC or its nominee (each, a "Global Security"), in each case for credit to an account of a direct or indirect participant in DTC as described below.

DEPOSITARY PROCEDURES

         DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Company that purchases of CRESTS or Convertible Debentures within the DTC system must be made by or through Participants, which will receive a credit for the CRESTS or Convertible Debentures on DTC's records. The ownership interest of each actual purchaser of each CRESTS and each Convertible Debenture is in turn to be recorded on the Participants' and Indirect Participants' records, including Euroclear and CEDEL. Owners of interest will not receive written confirmation from DTC of their purchases, but owners of interest are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the owners of interest purchased CRESTS or Convertible Debentures. Transfers of ownership interests in the CRESTS or Convertible Debentures are to be accomplished by entries made on the books of Participants or Indirect Participants acting on behalf of owners of interest. Except as described below, owners of interests do not receive physical delivery of certificates representing their ownership interests in the CRESTS or Convertible Debentures and are not be considered the registered owners or holders thereof for any purpose.

         The laws of some states may require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons are limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the CRESTS, see "-- Exchange of Book-Entry CRESTS for Certificated CRESTS."

         Payments in respect of the CRESTS and the Convertible Debentures are payable by the Property Trustee and the Debenture Trustee, respectively, to DTC in its capacity as the registered holder. The Property Trustee and the Debenture Trustee will treat the persons in whose names the CRESTS and the Convertible Debentures, respectively, including the Global Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Certificates or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the CRESTS or the Convertible Debentures, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of CRESTS or Convertible Debentures are governed by standing instructions and customary practices and are the responsibility of the Participants or the Indirect Participants and are not be the responsibility of DTC, the Property Trustee, the Debenture Trustee or the Trust. None of the Trust, the Property Trustee or the Debenture Trustee are liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the CRESTS or the Convertible Debentures, and the Trust, the Property Trustee and the Indenture Trustee may conclusively rely on and are protected in relying on instructions from DTC or its nominee for all purposes.

         Except for trades involving only Euroclear or CEDEL participants, interests in the Global Certificates will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC are effected in accordance with DTC's procedures, and are settled in same-day funds. Transfers between participants in Euroclear or CEDEL are effected in the ordinary way in accordance with their respective rules and operating procedures.

         Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, are effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

         Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Certificate from a Participant in DTC are credited, and any such crediting are reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Certificate by or through a Euroclear or CEDEL participant to a Participant in DTC are received with value on the settlement date of DTC but are available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

         DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of CRESTS only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited. However, if there is an Indenture Event of Default, DTC reserves the right to exchange the Global Certificates for CRESTS or Convertible Debentures, as applicable, in certificated form and to distribute such CRESTS or Convertible Debentures to its Participants.

         The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

         Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the CRESTS or the Convertible Debentures among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY CRESTS FOR CERTIFICATED CRESTS

         A Global Certificate is exchangeable for CRESTS or Convertible Debentures, as applicable, in registered certificated form if (i) DTC (x) notifies the Trust (in the case of CRESTS) or the Company (in the case of Convertible Debentures) that it is unwilling or unable to continue as depositary for the Global Certificate and the Trust or the Company, as applicable, thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the CRESTS in certificated form or
(iii) there shall have occurred and be continuing an Indenture Event of Default or, in the case of CRESTS, any event which after notice or lapse of time or both would be a Trust Enforcement Event. In all cases, certificated CRESTS or Convertible Debentures delivered in exchange for any Global Certificate or beneficial interests therein are registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

                              ERISA CONSIDERATIONS

         Generally, employee benefit plans that are subject to ERISA and individual retirement accounts and Keogh plans subject to Section 4975 of the Code ("Plans"), as well as entities whose assets include "plan assets" by reason of any Plan's investment in such entities (a "Plan Investor"), may purchase CRESTS, subject to the investing fiduciary's determination that the investment in CRESTS satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan Investor.

         The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an "equity" investment are deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the DOL regulation will apply to the purchase of CRESTS offered hereby and, as a result, the assets of a Plan or other Plan Investor could be considered to include an undivided interest in the Convertible Debentures held by the Trust.

         The Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans and other Plan Investors. The acquisition and ownership of CRESTS by a Plan or other Plan Investor and the conversion of the CRESTS into Servico Common Stock may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such

CRESTS are acquired pursuant to and in accordance with an applicable exemption. As a result, Plans and other Plan Investors with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire CRESTS unless such CRESTS are acquired pursuant to and in accordance with an applicable prohibited transaction exemption.

         ANY PURCHASER OR HOLDER OF THE CRESTS OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) THE PURCHASER AND HOLDER IS NOT A PLAN OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR
(II) BY REASON OF THE APPLICATION OF ONE OR MORE STATUTORY OR ADMINISTRATIVE EXEMPTIONS FROM THE PROHIBITED TRANSACTION RULES OF SECTION 406 OF ERISA AND
SECTION 4975 OF THE CODE, ITS PURCHASE AND HOLDING OF CRESTS WILL NOT CONSTITUTE, CAUSE OR RESULT IN THE OCCURRENCE OF A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. ANY PLANS OR OTHER ENTITIES WHOSE ASSETS INCLUDE PLAN ASSETS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE PROPOSING TO ACQUIRE CRESTS SHOULD CONSULT WITH THEIR OWN COUNSEL.

                              SELLING SHAREHOLDERS

         The CRESTS were originally issued by the Trust and sold by NationsBanc Montgomery Securities LLC (the "Initial Purchaser"), in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). The Selling Shareholders may from time to time offer and sell pursuant to this Prospectus any or all of the CRESTS, any Convertible Debentures and Servico Common Stock issued upon conversion of the CRESTS. The term Selling Shareholder includes, without duplication, the holders listed below and the beneficial owners of the CRESTS and their transferees, pledgees, donees or other successors.

         The following table sets forth information with respect to the Selling Shareholders of the CRESTS as of October 14, 1998, and has been provided to the Trust and the Company by such Selling Shareholders.

NAME OF                                                      NUMBER OF
SELLING SHAREHOLDERS                                           CRESTS
--------------------                                         ---------
AFTRA Health Fund.......................................       17,000
AIM Balanced Fund.......................................       70,000
Brown & Williamson Tobacco Corp.
  Master Retirement Trust...............................       10,000
Deutsche Bank Securities................................       90,000
Equi Select-SER Growth & Income Fund....................       50,000
J.P. Morgan & Co. Incorporated(1).......................      195,000
Mainstay Convertible Fund...............................      228,000
Mainstay Strategic Income Fund..........................       20,000
NationsBanc Montgomery Securities LLC...................      181,500
Ohio National Growth & Income Fund......................        7,500
Robertson Stephens Growth & Income Fund.................       50,000
Other Holders...........................................    2,581,000
                                                            ---------
            Total.......................................    3,500,000

------------

(1) J.P. Morgan Investment Management, Inc. and Morgan Guaranty Trust Company of New York may be deemed beneficial owners of these CRESTS.

         None of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates, except that NationsBanc Montgomery Securities LLC acted as an Initial Purchaser in the Original Offering and it or its affiliates have provided, and may continue to provide, investment banking or financial advisory services to the Company. Because the Selling Shareholders may, pursuant to this Prospectus, offer all or some portion of the CRESTS, the Convertible Debentures or the Servico Common Stock issuable upon conversion of the CRESTS, no estimate can be given as to the amount of the CRESTS, the Convertible Debentures or the Servico Common Stock issuable upon conversion of the CRESTS that will be held by the Selling Shareholders upon termination of any such sales. In addition, the Selling Shareholders identified above may have sold, transferred or otherwise disposed of all or a portion of their CRESTS since the date on which they provided the information regarding their CRESTS pursuant to transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

         The Offered Securities may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Offered Securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or the purchasers of such securities for whom they may act as agents. The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Offered Securities or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Offered Securities in the course of hedging the positions they assume. The Selling Shareholders may also sell Offered Securities short and deliver Offered Securities to close out such short positions, or loan or pledge Offered Securities to broker-dealers that in turn may sell such Offered Securities. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Pursuant to the Registration Rights Agreement, the Company is required to use its reasonable best efforts to keep the Registration Statement to which this Prospectus forms a part continuously effective for a period of two years from its effective date or such shorter period that will terminate upon the earlier of the date on which the Offered Securities shall have been sold pursuant to the Registration Statement or the date on which the Offered Securities are permitted to be freely sold or distributed to the public pursuant to any exemption from the registration requirements of the Securities Act (including in reliance on Rule 144(k) but excluding in reliance on Rule 144A under the Securities Act). Notwithstanding the foregoing obligations, the Company may, under certain circumstances, postpone or suspend the filing or the effectiveness of the Registration Statement (or any amendments or supplements thereto) or the sale of Offered Securities.

         To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Shareholders. The foregoing may affect the marketability of such securities.

         Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. The Selling Shareholders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Shareholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                  LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the CRESTS will be passed upon for the Issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trust. The validity of the Convertible Debentures, the Guarantee and the Servico Common Stock issuable upon conversion of the Debentures will be passed upon for the Company and the Issuer by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. Certain United States federal income taxation matters described in this Prospectus will be passed upon for the Company and the Issuer by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

                              INDEPENDENT AUDITORS

         The consolidated financial statements of Servico, Inc. appearing in Servico, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         Additionally, the balance sheet of Lodgian, Inc. at April 17, 1998, included in the Company's definitive Proxy Statement for its 1998 Annual Meeting of Shareholders, dated July 23, 1998 and filed with the SEC on July 24, 1998, has been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such balance sheet is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated and combined financial statements of Impac Hotel Group, L.L.C. and its predecessors and Impac Hotel Development, Inc. as of December 31, 1997 and 1996 and for the three years ended December 31, 1997 included in the Company's definitive Proxy Statement for its 1998 Annual Meeting of Shareholders, dated April 10, 1998, except for Note 9 for which the date is July 7, 1998, and filed with the SEC on July 24, 1998, incorporated by reference in this Prospectus, have been audited by PricewaterhouseCoopers L.L.P., independent accountants as stated in their report thereon included therein and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE ISSUER OR ANY OF THEIR AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                        Page

Available Information.....................................................i
Incorporation of Certain Documents
  by Reference............................................................i
Summary...................................................................1
Special Note Regarding Forward-Looking
 Statements...............................................................6
Risk Factors..............................................................7
Lodgian Capital Trust I .................................................15
The Servico/Impac Merger.................................................16
Ratio of Earnings to Fixed Charges.......................................18
Use of Proceeds..........................................................18
Description of the CRESTS................................................19
Description of the Convertible Debentures................................30
Description of the Guarantee.............................................39
Relationship Among the CRESTS, the
  Convertible Debentures and the Guarantee...............................41
Certain United States Federal Income
  Tax Consequences.......................................................43
Book-Entry Issuance......................................................47
ERISA Considerations.....................................................48
Selling Shareholders.....................................................50
Plan of Distribution.....................................................51
Legal Matters............................................................52
Independent Auditors.....................................................52

                                3,500,000 SHARES

                             LODGIAN CAPITAL TRUST I

                            7% CONVERTIBLE REDEEMABLE
                             EQUITY STRUCTURED TRUST
                            SECURITIESSM ("CRESTSSM")

                           (LIQUIDATION AMOUNT $50 PER
                                     CRESTS)

                       GUARANTEED TO THE EXTENT SET FORTH
                       HEREIN BY AND CONVERTIBLE INTO THE
                                 COMMON STOCK OF

                                  SERVICO, INC.

                           ---------------------------

                                   PROSPECTUS

                           ---------------------------





                                October __, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the offering are as follows:

          SEC Registration Fee....................................................................$22,200
          Legal Fees and Expenses*................................................................$
          Accounting Fees and Expenses*...........................................................$
          Printing Expenses*......................................................................$
          Blue Sky Qualification Fees and Expenses................................................$
          Transfer Agent, Registrar and Trustee Fees and Expenses.................................$
          Miscellaneous Expenses..................................................................$
                                                                                                  -------
           Total*.................................................................................$
                                                                                                  =======

-----------------
         * Estimated

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Under Section 607.0850, indemnification is authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein Section 607.0850 provides that, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination by the corporation in a specific case, Section 607.0850 permits a director, officer, employee or agent of the corporation who is or was a party to a proceeding to apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

         Section 607.0850 also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

         Servico's bylaws provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

         Servico's directors and officers are covered by insurance policies indemnifying them against certain liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

         Pursuant to the Delaware Business Trust Act, a Delaware business trust has the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in the governing instrument of the business trust. Under the Declaration, Servico agreed to indemnify each of the Regular Trustees of the Trust, their affiliates, any of their respective officers, directors, shareholders, members, partners, employees, representatives or agents and any officer, employee or agent of the Trust or its affiliates (each an "Indemnified Person")who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, Servico shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

         Additionally, the Declaration provides that no Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or the Trust's affiliates or the holder of any CRESTS or common securities of the Trust (each a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         Pursuant to the Declaration, Servico agreed to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of theTrust thereunder, including the cost and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16.  EXHIBITS

         The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:

EXHIBITS          DESCRIPTION
--------          -----------
4.1               Certificate of Trust of Lodgian Capital Trust I
4.2               Indenture, dated as of June 17, 1998, between Servico, Inc.,
                  Lodgian, Inc. and Wilmington Trust Company, as Trustee
                  (incorporated by reference to Exhibit 10.1 to the Registration
                  Statement on Form S-4 filed on July 17, 1998 (Registration
                  Number 333-59315))
4.3               First Supplemental Indenture, dated as of June 17, 1998,
                  between Servico, Inc., Lodgian, Inc. and Wilmington Trust
                  Company, as Trustee (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 filed on July 17,
                  1998 (Registration Number 333-59315))

4.4               Guarantee Agreement, dated as of June 17, 1998, between the
                  Servico, Inc., Lodgian, Inc. and Wilmington Trust Company, as
                  Guarantee Trustee (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 filed on July 17,
                  1998 (Registration Number 333-59315))
4.5               Amended and Restated Declaration of Trust of Lodgian Capital
                  Trust I, dated as of June 17, 1998, between Servico, Inc., as
                  Sponsor, David A. Buddemeyer, Charles M. Diaz and Phillip R.
                  Hale, as Regular Trustees, and Wilmington Trust Company, as
                  Delaware Trustee and Property Trustee (incorporated by
                  reference to Exhibit 10.5 to the Registration Statement on
                  Form S-4 filed on July 17, 1998 (Registration Number
                  333-59315))
4.6               Specimen CRESTS (included as an exhibit to Exhibit 4.5)
4.7               Specimen Convertible Debenture  (included as an exhibit to
                  Exhibit 4.3)
5.1               Opinion of Stearns Weaver Miller Weissler Alhadeff &
                  Sitterson, P.A. regarding the validity of the issuance of the
                  Convertible Debentures, the Guarantee and the Common Stock of
                  Servico, Inc. being registered hereby
5.2               Opinion of Richards Layton & Finger, special Delaware counsel, as to the validity of the issuance of the CRESTS being
                  registered hereby
8                 Tax Opinion of Stearns Weaver Miller Weissler Alhadeff &
                  Sitterson, P.A.
12                Statement Regarding Computation of Earnings to Fixed Charges
23.1              Consent of Stearns Weaver Miller Weissler Alhadeff &
                  Sitterson, P.A. (included in Exhibit 5.1 and 8)
23.2              Consent of Richards Layton & Finger (included in Exhibit 5.2)
23.3              Consent of Ernst & Young, L.L.P.*
23.4              Consent of PricewaterhouseCoopers, L.L.P.
24                Power of Attorney (included with signature pages to this
                  Registration Statement)
25.1              Form T-1: Statement of Eligibility of Wilmington Trust Company
                  to act as trustee under the Indenture
25.2              Form T-1: Statement of Eligibility of Wilmington Trust Company
                  to act as trustee under the Amended and Restated Declaration of Trust
25.3              Form T-1: Statement of Eligibility of Wilmington Trust Company
                  to act as trustee under the Guarantee

------------
* To be filed by amendment.


ITEM 17.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission (the "SEC") by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Servico, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 15th day of October, 1998.


                                      SERVICO, INC.



                                      By: \s\ DAVID A. BUDDEMEYER
                                          -------------------------------------
                                          David A. Buddemeyer,
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, Lodgian Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 15th day of October, 1998.


                                      LODGIAN CAPITAL TRUST I



                                      By: \s\ DAVID A. BUDDEMEYER
                                          -------------------------------------
                                          David A. Buddemeyer,
                                          Regular Trustee




                                      By: \s\ PHILLIP R. HALE
                                          -------------------------------------
                                          Phillip R. Hale
                                          Regular Trustee



                                      By: \s\ CHARLES M. DIAZ
                                          -------------------------------------
                                          Charles M. Diaz
                                          Regular Trustee

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Buddemeyer and Warren M. Knight, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                      TITLE                                    DATE
---------                                                      -----                                    ----

PRINCIPAL EXECUTIVE OFFICER:

\s\ DAVID A. BUDDEMEYER                                 Director, President and                  October 15, 1998
------------------------------------                    Chief Executive Officer
David A. Buddemeyer


SIGNATURE                                                      TITLE                                    DATE
---------                                                      -----                                    ----

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

\s\ WARREN M. KNIGHT                                  Vice President - Finance                    October 15, 1998
-----------------------------------                   and Chief Financial and
Warren M. Knight                                      Principal Accounting Officer



\s\ JOSEPH C. CALABRO                                 Director                                    October 15, 1998
-----------------------------------
Joseph C. Calabro



\s\ MICHAEL A. LEVEN                                  Director                                    October 15, 1998
-----------------------------------
Michael A. Leven




\s\ PETER R. TYSON                                    Director                                    October 15, 1998
-----------------------------------
Peter R. Tyson

\s\ RICHARD H. WEINER                                 Director                                    October 15, 1998
-----------------------------------
Richard H. Weiner
